                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                ZYGO CORPORATION,

                              ZYGO TERAOPTIX, INC.,

                         FIREFLY TECHNOLOGIES, INC. and

                 THE SHAREHOLDERS OF FIREFLY TECHNOLOGIES, INC.

                                   dated as of

                                   May 5, 2000


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
                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
RECITALS...............................................................................................1

ARTICLE I      DEFINITIONS.............................................................................2

ARTICLE II     THE MERGER..............................................................................4
               SECTION 2.01.   Effective Time of the Merger............................................4
               SECTION 2.02.   Closing.................................................................5
               SECTION 2.03.   Effects of the Merger...................................................5
               SECTION 2.04.   Directors and Officers..................................................5

ARTICLE III    CONVERSION OF SECURITIES................................................................5
               SECTION 3.01.   Conversion of Capital Stock.............................................5
               SECTION 3.02.   Exchange of Certificates................................................6

ARTICLE IV     ZYGO SHARES; DELIVERIES; ESCROW.........................................................8
               SECTION 4.01.   Status of Zygo Shares...................................................8
               SECTION 4.02.   Deliveries; Escrow......................................................8

ARTICLE V      REPRESENTATIONS AND WARRANTIES CONCERNING THE
               COMPANY.................................................................................9
               SECTION 5.01.   Organization, Etc.......................................................9
               SECTION 5.02.   Other Company Interests.................................................9
               SECTION 5.03.   Capitalization..........................................................9
               SECTION 5.04.   Authorization..........................................................10
               SECTION 5.05.   No Violation...........................................................10
               SECTION 5.06.   Approvals..............................................................11
               SECTION 5.07.   Financial Statements and Other Information.............................11
               SECTION 5.08.   No Undisclosed Liabilities.............................................12
               SECTION 5.09.   Corporate Action.......................................................13
               SECTION 5.10.   Certain Events.........................................................13
               SECTION 5.11.   Taxes..................................................................13
               SECTION 5.12.   Litigation.............................................................15
               SECTION 5.13.   Compliance with Laws...................................................16
               SECTION 5.14.   Title to and Condition of Property.....................................16
               SECTION 5.15.   Environmental Matters..................................................17
               SECTION 5.16.   Contracts..............................................................17
               SECTION 5.17.   Employee and Labor Matters and Plans...................................18


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

               SECTION 5.18.   Insurance Policies.....................................................18
               SECTION 5.19.   Brokerage Fees.........................................................19
               SECTION 5.20.   No Product Liabilities; Product Warranties.............................19
               SECTION 5.21.   Suppliers and Customers................................................20
               SECTION 5.22.   Intellectual Properties................................................20
               SECTION 5.23.   Licenses...............................................................22
               SECTION 5.24.   Restrictive Documents and Territorial Restrictions.....................22
               SECTION 5.25.   Bank Accounts..........................................................22
               SECTION 5.26.   Computer Systems.......................................................23
               SECTION 5.27.   Accounting.............................................................23
               SECTION 5.28.   No Misleading Statements...............................................23

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF THE
               SHAREHOLDERS...........................................................................24
               SECTION 6.01.   Authorization; Ownership of Company Shares.............................24
               SECTION 6.02.   No Violation...........................................................24
               SECTION 6.03.   Approvals..............................................................24
               SECTION 6.04.   Securities Matters.....................................................25

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................27
               SECTION 7.01.   Organization, Etc......................................................27
               SECTION 7.02.   Capitalization.........................................................27
               SECTION 7.03.   Authorization..........................................................27
               SECTION 7.04.   No Violation...........................................................27
               SECTION 7.05.   Approvals..............................................................28
               SECTION 7.06.   Commission Filings.....................................................28
               SECTION 7.07.   Financial Statement and Other Information..............................28
               SECTION 7.08.   Compliance with Laws...................................................29

ARTICLE VIII   PRE-CLOSING COVENANTS AND OTHER TERMS..................................................29
               SECTION 8.01.   Public Announcements...................................................29
               SECTION 8.02.   Investigation by Purchaser.............................................30
               SECTION 8.03.   Conduct of Business....................................................30
               SECTION 8.04.   Non-Negotiation........................................................32
               SECTION 8.05.   Best Efforts...........................................................33
               SECTION 8.06.   Shareholders...........................................................33
               SECTION 8.07.   Other Actions..........................................................33

ARTICLE IX     OTHER COVENANTS AND AGREEMENTS.........................................................33
               SECTION 9.01.   Confidentiality........................................................33
               SECTION 9.02.   Public Announcements...................................................34


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

               SECTION 9.03.   Certain Tax Matters....................................................34
               SECTION 9.04.   Benefits Arrangements..................................................34
               SECTION 9.05.   Pooling Affiliates' Letters............................................34
               SECTION 9.06.   Further Assurances.....................................................35
               SECTION 9.07.   Board of Directors.....................................................35
               SECTION 9.08.   Consent of the Company's Accountants; Opinions of the
                               Company's Counsel......................................................35

ARTICLE X      CONDITIONS OF CLOSING..................................................................36
               SECTION 10.01.  Conditions to  All Parties' Obligations................................36
               SECTION 10.02.  Conditions to the Obligations of Purchaser to Effect the
                               Merger.................................................................36

               SECTION 10.03.  Conditions to the Obligations of the Company and the
                               Shareholders to Effect the Merger......................................38

ARTICLE XI     INDEMNIFICATION........................................................................39
               SECTION 11.01.  Indemnification by the Shareholders....................................39
               SECTION 11.02.  Indemnification by Purchaser...........................................40
               SECTION 11.03.  Limitations............................................................40
               SECTION 11.04.  Notice and Defense of Claims...........................................40
               SECTION 11.05.  Non-Exclusive Remedy...................................................41
               SECTION 11.06.  Survival of Representations and Warranties.............................41
               SECTION 11.07.  Reimbursement..........................................................42
               SECTION 11.08.  Other Indemnification Provision........................................42

ARTICLE XII    TERMINATION............................................................................43
               SECTION 12.01.  Termination............................................................43
               SECTION 12.02.  Nonconsummation........................................................43
               SECTION 12.03.  Remedy for Nonconsummation.............................................43

ARTICLE XIII   GENERAL PROVISIONS.....................................................................43
               SECTION 13.01.  Effect of Due Diligence................................................43
               SECTION 13.02.  Expenses...............................................................44
               SECTION 13.03.  Successors and Assigns.................................................44
               SECTION 13.04.  Entire Agreement.......................................................44
               SECTION 13.05.  Notices................................................................44
               SECTION 13.06.  Applicable Law.........................................................45
               SECTION 13.07.  No Third Party Beneficiaries...........................................45
               SECTION 13.08.  Amendments and Waivers.................................................45
               SECTION 13.09.  Severability...........................................................45


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

               SECTION 13.10.  Construction...........................................................45
               SECTION 13.11.  Counterparts...........................................................46
               SECTION 13.12.  Headings...............................................................46


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

Exhibit 9.05         Form of Pooling Affiliates Letter
Exhibit 10.01(c)     Form of Escrow Agreement
Exhibit 10.01(e)(1)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for John Berg
Exhibit 10.01(e)(2)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for Patrick Tan
Exhibit 10.01(e)(3)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for Michael Harrington
Exhibit 10.01(e)(4)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for David Kent
Exhibit 10.01(e)(5)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for David Kindler
Exhibit 10.01(e)(6)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for Phillip Malyak
Exhibit 10.01(e)(7)  Form of Employment and Non-Disclosure & Non Solicitation Agreement for John Ritter
Exhibit 10.02(d)     Form of Opinion of Counsel for Firefly Technologies, Inc.
Exhibit 10.02(h)     Form of Fairness Opinion of ING Barings LLC
Exhibit 10.02(q)     Form of Pooling Certificate from Special Shareholders
Annex A              Allocation Schedule
Schedule 1
Schedule 1A
Schedule 1B
Schedule 1C
Schedule 2
Schedule 3           Disclosure Schedules


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                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2000 (this "AGREEMENT"), by and among Firefly Technologies, Inc., a Delaware corporation (the "COMPANY"), Zygo Corporation, a Delaware corporation ("ZYGO" or the "PURCHASER"), Zygo TeraOptix, Inc., a Delaware corporation ("SUB"), John Berg and Patrick Tan (the "SPECIAL SHAREHOLDERS") and the individuals listed on SCHEDULE 1A hereto, constituting all the holders of capital stock of the Company (each (including the Special Shareholders), a "PRESENT SHAREHOLDER" and collectively (including the Special Shareholders), the "PRESENT SHAREHOLDERS") and on SCHEDULE 1B hereto and SCHEDULE 1C hereto, constituting all the holders of stock options or other convertible securities of the Company (each, a "FUTURE SHAREHOLDER" and collectively, the "FUTURE SHAREHOLDERS;" each Future Shareholder and Present Shareholder is sometimes referred to as a "SHAREHOLDER" and all Future Shareholders and Present Shareholders are collectively referred to as the "SHAREHOLDERS").

                                    RECITALS

      WHEREAS, Purchaser desires to purchase, and the Shareholders and the Company desire that the Shareholders sell, all of the issued and outstanding shares (the "COMPANY SHARES") of common stock, $.01 par value per share, of the Company ("COMPANY COMMON STOCK") and all Company Common Stock issuable upon the exercisable of options to purchase Company Common Stock ("COMPANY OPTIONS" and together with the Company Common Stock, "COMPANY SECURITIES"), owned or to be owned by the Shareholders, upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the combination of Purchaser, Sub and the Company shall be effected by the terms of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") through a merger of Sub into the Company, as a result of which the Shareholders will become stockholders of Purchaser (the "MERGER");

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

      WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests in accordance with U.S. generally accepted accounting principles.

      NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Unless otherwise defined herein, in this Agreement the following words and phrases shall have the meanings hereinafter set forth:

      "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

      "Agreement" shall mean this Agreement and Plan of Merger.

      "Business" shall mean the business presently conducted and contemplated to be conducted by the Company, including subsequent to the Effective Date.

      "Closing Date" shall mean the date hereof.

      "Environment Laws" shall mean all statutes, laws, regulations, rules, ordinances, codes, licenses, permits, guidelines, standards, orders, requirements and similar items of all governmental agencies, departments, commissions, boards and instrumentalities of the United States or any political and state subdivision thereof relating to pollution and/or the protection of human health and/or the environment, including, without limitation, those relating to reporting, licensing, permitting, investigating or remediating Hazardous Materials (as hereinafter defined), and the following: Comprehensive Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA"); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA"); the Clean Air Act (42 U.S.C. Section 7401 et seq.) ("CAA"), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("FWPCA");and/or the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.) ("SDWA"), including any amendments or extensions thereof.

      "Environmental Material Adverse Effect" shall mean all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees, pursuant to: (a) any agreement, order, notice, requirement, responsibility, or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, or (b) any claim by a governmental entity or other person or entity for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute arising out of the release, transportation, storage or disposal of Hazardous Materials, that could reasonably be expected to result in the payment by the Company of funds in excess of $50,000 per occurrence, or $150,000 in the aggregate.

      "Escrow Agreement" shall mean that certain escrow agreement, dated as of the Closing Date, by and among Purchaser, the Shareholders, the Company and Continental Stock Transfer & Trust Company, as escrow agent (the "ESCROW AGENT"), in the form of EXHIBIT 10.01(C) hereto.

      "Governmental Entity" shall mean any court, administrative agency or commission or other federal, state or local government or governmental authority or instrumentality.

      "Hazardous Materials" shall mean any substance: (a) the presence of which requires investigation or remediation under any Environmental Laws; (b) which is defined as a "solid waste", "hazardous waste", "hazardous substance", "hazardous material," toxic substance, pollutant or contaminant under any Environmental Laws; (c) which is identified under any Environmental Laws as tonic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes restricted or regulated by any governmental, quasi-governmental or regulatory authority, agency, department, commission, board, agency or instrumentality of the United States any foreign country or any state or any political subdivision thereof; or (d) without limitation, which includes or contains gasoline, diesel fuel or other petroleum hydrocarbons or by-products.

      "Knowledge" shall mean, with respect to the Company, the knowledge of any corporate officer of the Company or any corporate officer of any Affiliate of the Company, after due inquiry; and with respect to Purchaser, the knowledge of any executive officer of Purchaser, after due inquiry.

      "Liens" shall mean all liens, charges, security interests, pledges, rights or claims of others, restraints on transfer or other encumbrances.

      "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, results of operations, financial condition or assets of such Person and its subsidiaries, if any, taken as a whole.

      "Merger" has the meaning set forth in the recitals hereto.

      "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, or a government or any agency or political subdivision thereof.

      "Registration Agreement" shall mean that certain registration agreement, dated as of the Closing Date, by and among Purchaser and each of the Shareholders.

      "Regulatory Authority" shall mean any foreign, federal, state or local government or governmental authority the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Tax" and "Taxes" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

      "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      "Unregistered Shares" shall mean shares of stock issued in a transaction which has not been registered under the Securities Act.

      "Zygo Subsidiary" shall mean any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Purchaser.

                                   ARTICLE II

                                   THE MERGER

      SECTION 2.01. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles of merger in such form as is required by the relevant provisions of the DGCL (the "ARTICLES OF MERGER") shall be duly executed and acknowledged by the appropriate parties hereto and thereafter delivered to the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") for filing, as soon as practicable on the Closing Date. The Merger shall become effective at the time of filing on the date filed, as evidenced by the Secretary of State's date and time endorsement on the original Articles of Merger, as delivered to the Secretary of State for filing (the "EFFECTIVE TIME").

      SECTION 2.02. CLOSING. The closing of the Merger (the "CLOSING") will take place on the date hereof (the "CLOSING DATE") at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, unless another date, place or time is agreed to in writing by the parties.

      SECTION 2.03. EFFECTS OF THE MERGER. At the Effective Time (i) the separate corporate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to below as the "CONSTITUENT CORPORATIONS" and the Company following the Merger is sometimes referred to below as the "SURVIVING CORPORATION"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in the DGCL.

      SECTION 2.04. DIRECTORS AND OFFICERS. The individuals set forth on
SCHEDULE 2 hereto shall become the directors and officers of the Surviving Corporation, as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE III

                            CONVERSION OF SECURITIES

      SECTION 3.01. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of the Company Securities or common stock of Sub, $.01 par value:

         (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) CANCELLATION OF TREASURY STOCK. There are no shares of Company Common Stock that are owned directly or indirectly by the Company as treasury stock (any such treasury stock, to the extent in existence, being cancelled and retired and shall cease to exist, and no consideration shall be delivered by the Purchaser in exchange therefor).

         (c) MERGER CONSIDERATION. Subject to Section 3.02, (i) all issued and outstanding shares of Company Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive
0.79 shares of unregistered common stock, $.10 par value per share of Purchaser ("ZYGO COMMON STOCK") for each share of Company Common Stock, free and clear of all Liens, (ii) all unvested Company Options shall be converted into the right to receive that number of shares of Zygo Common Stock as set forth on the Allocation Schedule attached hereto as ANNEX A for the shares of Company Common Stock issuable upon the exercise of such Company Options as set forth on the Allocation Schedule attached hereto as ANNEX A, free and clear of all Liens,
(iii) all vested Company Options to purchase Company Common Stock which have been exercised via a cashless exercise method shall be converted into the right to receive .7586 shares of Zygo Common Stock for each share of Company Common Stock issuable upon the exercise of such Company Options, free and clear of all Liens and (iv) all vested Company Options to purchase Company Common Stock which have been exercised via a payment of the exercise price in cash shall be converted into the right to receive .79 shares of Zygo Common Stock for each share of Company Common Stock issuable upon the exercise of such Company Options, free and clear of all Liens. Such shares of Zygo Common Stock shall be allocated to the stockholders of the Company in the manner set forth in the Allocation Schedule attached hereto as ANNEX A. Such consideration is collectively referred to herein as the "ZYGO SHARES." All unexercised or unexercisable options of the Company in existence at the Effective Time shall be cancelled at the Closing.

         All such Company Securities when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate, agreement, or other documentary evidence representing any such securities shall cease to have any rights with respect thereto, except the right to receive the shares of Zygo Common Stock and any cash in lieu of fractional shares of Zygo Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate or such document in accordance with Section 3.02, without interest.

      SECTION 3.02. EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding Company Securities for Zygo Common Stock pursuant to the Merger are as follows:

         (a) At the Closing, each stockholder of the Company shall surrender and exchange each certificate, agreement or document representing the Company Securities (singularly the "CERTIFICATE" and collectively the "CERTIFICATES") for such stockholder's allocable portion of the Merger consideration as set forth on the Allocation Schedule, which sets forth opposite the name of each stockholder the number of shares of Zygo Common Stock to which such stockholder is entitled.

         (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Zygo Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Zygo Common Stock to which such holder is entitled until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the Certificates representing whole shares of Zygo Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Zygo Common Stock to which such holder is entitled pursuant to subsection (d) below and (ii) the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Zygo Common

Stock dated after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Zygo Common Stock.

         (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY SECURITIES. All shares of Zygo Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection
(b) or (d) of this Section 3.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Company Securities in accordance with the terms of this Agreement prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.02.

         (d) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Zygo Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Purchaser. Notwithstanding any other provision of this Agreement, each holder of Company Securities exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Zygo Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Zygo Common Stock multiplied by the average of the daily closing prices of Zygo Common Stock on the Nasdaq National Market for the five (5) trading days prior to the Closing Date.

         (e) NO LIABILITY. To the extent permitted by applicable law, neither Purchaser nor the Company shall be liable to any holder of Company Securities or holders of shares of Zygo Common Stock, as the case may be, for such shares or options (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (f) WITHHOLDING RIGHTS. Each of Purchaser and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Securities or such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or Purchaser, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Securities in respect of which such deduction and withholding was made by Surviving Corporation or Purchaser, as the case may be.

         (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, unless otherwise waived by the Purchaser, the posting by such person of a bond in such reasonable amount as Purchaser may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Purchaser will issue in exchange for such lost, stolen or destroyed Certificate the shares of Zygo Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Zygo Common Stock deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV

                         ZYGO SHARES; DELIVERIES; ESCROW

      SECTION 4.01. STATUS OF ZYGO SHARES.

         (a) The Zygo Shares shall consist in their entirety of Unregistered Shares of Zygo Common Stock issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

         (b) Purchaser will use its reasonable good faith efforts to file with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3, or any successor thereto, covering the public resale of the Zygo Shares by the Shareholders and have such registration statement (the "REGISTRATION STATEMENT") declared effective by the Commission on or prior to the 120th day after the Closing Date (as hereinafter defined), all in accordance with the terms of the Registration Agreement. Zygo agrees to keep such Registration Statement effective, at Zygo's cost, for a period of twenty-four
(24) months, subject to appropriate black-out periods and subject to (i) any restrictions required to qualify the Merger as a "pooling of interests" (in which case, Zygo shall register the Zygo Shares as soon as such restrictions shall have ceased), or (ii) any restrictions required to qualify the Merger as a "tax-free reorganization."

      SECTION 4.02. DELIVERIES; ESCROW.

         (a) At the Closing, each Shareholder shall deliver to Purchaser Certificate(s) representing the number of Company Securities indicated opposite its name on SCHEDULE 1 hereto, in each case accompanied by (i) stock power(s) duly executed in blank, with signatures guaranteed by a national bank or member firm of the New York Stock Exchange, and with all necessary stock transfer and other documentary stamps attached, (ii) in the case of vested Company Options, a notice of conversion (indicating whether the Shareholder is electing to exercise by cashless exercise or the payment of cash), and (iii) in the case of unvested Company Options, an acknowledgment and agreement to be "stocked out" in accordance with the Allocation Schedule attached as ANNEX A.

         (b) At the Closing, Purchaser shall (i) deposit with the Escrow Agent Zygo Common Stock certificates representing ten percent (10%) of the Zygo Shares (the "ESCROWED ZYGO SHARES") pursuant to the terms of the Escrow Agreement (which Escrowed Zygo Shares shall be deposited with the Escrow Agent on behalf of the Shareholders in the respective amounts indicated under the column heading "Escrowed Zygo Shares" on SCHEDULE 1 hereto) and (ii) deliver to each of the Shareholders stock certificates representing the number of Zygo Shares indicated opposite such Shareholder's name on SCHEDULES 1A, 1B and 1C hereto under the column heading "Net Zygo Shares Being Issued to the Shareholder at Closing." The Escrowed Shares shall serve as security for the indemnification obligations of the Shareholders as provided in Article X hereof.

                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

      Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule delivered by the Company to Purchaser on the date hereof (the "DISCLOSURE SCHEDULE"), a copy of which is attached hereto as SCHEDULE 3, the Company and each Special Shareholder hereby represents and warrants to Purchaser as follows:

      SECTION 5.01. ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect on the Company. All of the jurisdictions in which the Company is qualified or licensed to do business are set forth on SECTION 5.01 of the Disclosure Schedule. The Company has heretofore delivered to Purchaser true and correct copies of the Certificate of Incorporation and By-laws of the Company as in effect on the date hereof.

      SECTION 5.02. OTHER COMPANY INTERESTS. The Company has no legal or beneficial equity interest, directly or indirectly, in any corporation, partnership, joint venture or other entity.

      SECTION 5.03. CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth on SECTION 5.03 of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company are owned of record by the Shareholders, in the respective amounts indicated on SCHEDULE 1 hereto. The Company does not hold any shares in its own capital. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company's Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities and corporate laws. None of the outstanding securities has been issued in violation of any preemptive rights, rights of first refusal or similar rights.

         Except as set forth on SCHEDULE 1B AND 1C hereto, all of which listed securities will be converted into the number of shares of Company Common Stock indicated on SCHEDULE 1B AND 1C prior to the Effective Time, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Company or any Shareholder is a party or by which the Company or any Shareholder is bound, obligating the Company or any Shareholder to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of the Company or any Shareholder to purchase, redeem or otherwise acquire any shares of capital stock of the Company.

         Neither the Company nor any Shareholder is a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting, dividend or other rights with respect to any of the capital stock of the Company. No amounts attributed to the earnings or assets of the Company have been distributed, or deemed distributed, by the Company to any holder of the Company's capital stock.

      SECTION 5.04. AUTHORIZATION. The Company has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. Each of this Agreement and the other agreements contemplated hereby has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether enforceability is considered in equity or at law).

      SECTION 5.05. NO VIOLATION. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Company's Certificate of Incorporation or By-laws; (b) conflict with, or result in any violation of or default or loss of any benefit under, any License, grant, statute, law, rule or regulation, or any judgment, decree or order of any Governmental Entity to which the Company is a party or to which any of its property is subject, except such conflicts as would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (c) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which the Company is a party or to which any of its property is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of the Company, except where such conflict would not have a Material Adverse Effect on the Company; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License, except where such violation would not have a Material Adverse Effect on the Company.

      SECTION 5.06. APPROVALS. Except as set forth on SECTION 5.06 of the Disclosure Schedule, the execution and delivery of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby by the Company will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which the Company is a party, other than any filings required to effect the Merger, or to which any of its property is subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by the Company in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by the Company of the transactions contemplated hereby and thereby, or the performance by the Company of its obligations hereunder and thereunder.

      SECTION 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION.

         (a) The Company has delivered to Purchaser (i) true, correct and complete copies of the Company's audited balance sheets as of December 31, 1999, 1998 and 1997 and the related statements of income and retained earnings and of cash flows (together with the auditors' reports thereon) for the years ended December 31, 1999, 1998 and the period from June 1, 1997 to December 31, 1997 together with notes to such financial statements (the "AUDITED FINANCIAL STATEMENTS") and (ii) complete copies of the Company's unaudited balance sheet (the "BALANCE SHEET") as at February 29, 2000 (the "BALANCE SHEET DATE"), and the related statements of income and retained earnings for the two month period ended February 29, 2000 (the "INTERIM FINANCIAL STATEMENTS"). The Audited Financial Statements and Interim Financial Statements are herein collectively referred to as the "FINANCIAL STATEMENTS".

         (b) The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly in all material respects as of their respective dates the financial condition of the Company (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit). All liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements and are required, under generally accepted accounting principles, to be disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements are so disclosed. The liabilities on the Balance Sheet consist solely of accrued obligations and liabilities incurred by the Company in the ordinary course of its business to Persons which are not Affiliates of the Company. The statements of income and retained earnings and of cash flows included in the Financial Statements provided hereunder present fairly in all material respects the results of operations, retained earnings and cash flows of the Company for the periods indicated (subject, in the case of Interim Financial Statements, to year-end adjustments that may be required upon audit), and the notes included in the Financial Statements present fairly in all material respects the information purported to be shown thereby.

         (c) Since the Balance Sheet Date there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of the Company, which has had or is reasonably likely to have a Material Adverse Effect on the Company.

         (d) All properties, investments, tangible assets and deferred expenses reflected in the Balance Sheet, collectively, have a fair market or realizable value at least equal to the value thereof as reflected therein.

         (e) The accounts receivable of the Company included in the Balance Sheet are collectible substantially in full over the period of usual trade terms subject to reserves for bad debt established therefor and which are reflected in the Financial Statements (by use of the Company's normal collection methods without resort to litigation or reference to a collection agency), and (i) to the Knowledge of the Company, there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and (ii) all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of the Company. The Company has fully performed all obligations with respect thereto which it was obligated to perform to the date hereof. The Company has delivered to Purchaser a true and complete aging schedule of the Company's accounts receivable as of March 31, 2000.

         (f) The Company has records that accurately and validly reflect its transactions and accounting controls that are reasonably designed to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

      SECTION 5.08. NO UNDISCLOSED LIABILITIES. Except as set forth on SECTION
5.08 of the Disclosure Schedule, there are no liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, and whether direct or indirect, and to the Knowledge of the Special Stockholders, and the Company, no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (a) liabilities disclosed on the Balance Sheet, (b) liabilities which have arisen in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on the Company and (c) liabilities incurred subsequent to the Balance Sheet Date for accounting and legal fees in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

      SECTION 5.09. CORPORATE ACTION. All corporate action of the Board of Directors and of the shareholders of the Company taken on or prior to the date hereof has been duly authorized, adopted or ratified in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company and has been duly recorded in its corporate minute books (true, correct and complete copies of which have been delivered to or made available for inspection by Purchaser).

      SECTION 5.10. CERTAIN EVENTS. Since the Balance Sheet Date, the Company has not (a) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim, except for write-offs in the ordinary course of business consistent with past practices,
(b) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset except in connection with actions permitted under 5.10(a), (c) suffered any loss of property or waived any right whether or not in the ordinary course of business, except where such loss or waiver would not have a Material Adverse Effect on the Company, (d)(i) granted any severance or termination pay to any of its directors, officers, employees or consultants, (ii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iii) increased the compensation, bonus or other benefits payable to any of its directors, officers, consultants or employees,
(e) made any material change in the manner of its business or operations, (f) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (g) entered into any commitment (contingent or otherwise) to do any of the foregoing.

      SECTION 5.11. TAXES. Except as set forth on SECTION 5.11 of the Disclosure
Schedule:

         (a) The Company has duly and timely filed with the appropriate taxing authorities all Tax Returns or appropriate extensions that are required to have been filed for, by, on behalf of or with regard to the Company and its assets, operations and businesses, and such returns are true, correct and complete and reflect all liabilities for Taxes for the periods covered thereby, in each case except where such failure is not likely to have a Material Adverse Effect on the Company.

         (b) All Taxes due and payable by or with respect to the Company for all periods through the Closing Date have been or will be fully and timely paid or appropriate extensions applied for, when due. The reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are or, prior to the Effective Time, will be sufficient for all unpaid Taxes of the Company through the close of business on the date of the Effective Time. The amount of the reserves or accruals for the Taxes of the Company through March 31, 2000 is set forth on SECTION 5.11 of the Disclosure Schedule. The Company has no liability for Taxes of any other person as a transferee or successor, by contract or otherwise.

         (c) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (d) Any deficiencies asserted, assessed or proposed as a result of any governmental audits of the Tax Returns of the Company have been paid or settled, and there are no present disputes as to Taxes payable by the Company. There is no audit, investigation, or proceeding in progress, pending, expected or threatened against the Company by any governmental agency in connection with Taxes; nor, to the Knowledge of the Company and the Shareholders, is there any reasonable basis for any such audit, investigation or proceeding. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination of the Company which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (e) The Company has not (1) executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes, including but not limited to any applicable statute of limitations; (2) requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed; (3) received any written ruling of a taxing authority related to Taxes or entered into any written and legally binding agreement with a taxing authority relating to Taxes; or (4) made any payments, or is obligated to make any payments, or is a party to any agreement that could require it to make payments that are not deductible under Section 280(G) of the Code.

         (f) The Company is not a party to any tax sharing agreement or similar document or arrangement.

         (g) No power of attorney with respect to any Tax matter is currently in force with respect to the Company.

         (h) After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting the Company will be made without Zygo's prior written consent.

         (i) Zygo has received complete copies of (A) all income Tax Returns for the Company for all applicable taxable periods since its inception and (B) any audit report issued within the last three years relating to any Taxes due from or with respect to the Company, or its income, assets or operations. SECTION 5.11 of the Disclosure Schedule sets forth the jurisdictions in which the Company filed its Tax Returns since its inception, and as of the date hereof no claim in writing has ever been made by any taxing authority in a jurisdiction in which the Company does not (or did not) file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (j) Neither the Company nor any other person (including any Shareholder) on behalf of the Company has (1) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method, nor has any such change been proposed or threatened or (2) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law. Neither the Company nor any other person (including any Shareholder) on behalf of the Company has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as that term is defined in Section 341(f)(4) of the Code) owned by the Company.

         (k) No property owned by the Company is (1) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (2) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (l) No Shareholder is a foreign person within the meaning of Section 1445 of the Code.

         (m) There are no Liens as a result of unpaid Taxes upon any of the assets or properties of the Company.

         (n) For Tax purposes: (i) the Company has made no distributions to shareholders; (ii) all transactions with affiliates have been at arm's length; and (iii) all compensation paid to service providers has constituted reasonable compensation with respect to the services provided to the Company.

      SECTION 5.12. LITIGATION. There is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the Knowledge of the Company and the Shareholders, threatened against the Company or to which the Company is named as a party in interest (or, to the Knowledge of the Company and the Shareholders, pending or threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the Knowledge of the Company and the Shareholders, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company (including its assets and business practices) is not, directly or indirectly, subject to or, to the Knowledge of the Company, affected by any order, judgment, injunction, decree or ruling of any court or governmental agency. Neither the Company nor, to the Knowledge of the Company, any Shareholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them is exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it.

      SECTION 5.13. COMPLIANCE WITH LAWS. The Company has complied with all applicable laws (including rules, regulation, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any Governmental Entity relating to or affecting the operation, conduct or ownership of its properties or business, except where the failure to so comply has not had, and would not have, a Material Adverse Effect on the Company. There is no existing law, rule, regulation or order, whether federal, state, local or foreign, applicable to the Company which would prohibit or materially restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in the manner in which it is conducted as of the date hereof in any jurisdiction in which it is now conducting business or, to the Company's Knowledge, in which it currently proposes to conduct business.

      SECTION 5.14. TITLE TO AND CONDITION OF PROPERTY.

         (a) The Company does not own any real property. SECTION 5.14 of the Disclosure Schedule identifies all of the rights and interests in leasehold estates owned by the Company as of the date hereof, and the nature and amount of its interest therein. To the Knowledge of the Company, the Company has valid, subsisting and enforceable leases to all leasehold estates identified and reflected in SECTION 5.14 of the Disclosure Schedule and either good and marketable title or rights as lessee to all personalty of any kind or nature owned or used by the Company in connection with the Business, in each case free and clear of all Liens except for (i) Liens, defects or irregularities of title identified on SECTION 5.14 of the Disclosure Schedule or filed of record against the real estate of which the demised premises are a part, in any such instance which, individually or in the aggregate, do not detract from or materially interfere with the present or reasonably foreseeable use or value of the properties subject thereto or otherwise have or reasonably could have a Material Adverse Effect on the Company, and (ii) Liens for non-delinquent Taxes and non-delinquent statutory liens arising other than by reason of default by the Company. The assets and properties owned or leased by the Company are sufficient to operate and conduct the Business in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof. The Company's possession of such property has not been disturbed and no claim has been asserted, whether oral or in writing, against the Company adverse to its rights in such leasehold interests.

         (b) All demised premises, structures, appurtenances and material items of machinery, equipment and other material tangible assets used by the Company in connection with the Business are in good operating condition and repair, normal wear and tear excepted, are usable in the ordinary course of business, are adequate and suitable for the uses to which they are being put and, (y) conform in all material respects to all applicable laws, ordinances, codes, rules, regulations and authorizations relating to their construction, use and operation, except where such non-compliance would not have a Material Adverse Effect on the Company.

      SECTION 5.15. ENVIRONMENTAL MATTERS.

         (a) The business of the Company as currently being conducted does not violate any Environmental Laws, except where such violation would not have an Environmental Material Adverse Effect on the Company; (b) the Company has timely filed all reports required to be filed, has obtained all currently required approvals and permits and has generated and maintains all currently required data, documentation, and records under Environmental Laws, except where the failure to maintain, file or obtain a permit, approval, or report would not have an Environmental Material Adverse Effect on the Company; (c) the Company has not (and, to the Knowledge of the Company, no other Person has) placed, held, located, stored, buried, dumped, disposed, spilled or released any Hazardous Materials on, beneath or about any of the properties used, owned or leased by the Company, except in compliance with applicable Environmental Laws; or except as would not have an Environmental Material Adverse Effect on the Company (d) to the knowledge of the Company, the Company has not received any written notice from any Governmental Entity or private or public entity advising it that it is responsible for or potentially responsible for corrective action or investigation or response costs with respect to a release, a threatened release or clean up of Hazardous Materials and has no reason to believe that such notice may be forthcoming; and (e) no facts or circumstances exist that could have an Environmental Material Adverse Effect to the Company with respect to the current or past operations of the Business in connection with (i) any release, transportation or disposal of any Hazardous Materials, or (ii) any violation of any applicable Environmental Law.

      SECTION 5.16. CONTRACTS.

         SECTION 5.16 of the Disclosure Schedule contains a complete list of all currently effective written or oral contracts, agreements, commitments or arrangements of the Company (i) involving $10,000 or more, individually or in the aggregate, (ii) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits); (iii) relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money; (iv) providing for any covenant not to compete by the Company or otherwise restricting in any way the Company's engaging in any business activity (including a description of the businesses to which the covenant not to compete applies); (v) relating to consultancies, professional retentions, agency, sales or distributorship arrangements pertaining to the Business or its products or activities; (vi) involving contracts, agreements or commitments requiring the Company to indemnify or hold harmless any Person; or
(vii) which could individually or together, to the extent they are one of a series of matters or related to one another, reasonably be considered material to the Business (all contracts, agreements, arrangements or commitments to which the Company is a party relating to the Business, whether or not listed on the Disclosure Schedule, being hereinafter referred to as "CONTRACTS"). True and correct copies of all the Contracts listed on the Disclosure Schedule have been furnished to Purchaser. All Contracts are valid and binding obligations of the Company and, to the Knowledge of the Company, of the other respective parties thereto. The Company has duly performed its obligations under all Contracts in all material respects to the extent such obligations have accrued, and no breach or default thereunder by the Company or, to the Knowledge of the Company, any other party thereto has occurred that could impair the ability of the Company to enforce any material rights thereunder.

      SECTION 5.17. EMPLOYEE PLANS AND LABOR MATTERS.

         (a) SECTION 5.17(a) of the Disclosure Schedule lists each of the Company's "employee benefit plans" (within the meaning of Section 3(3) of ERISA) and each of the Company's agreements, plans, policies, practices or arrangements with or for the benefit of any of the Company's current or former employees or other personnel which is not an "employee benefit plan" within the meaning of
Section 3(3) of ERISA (an "EMPLOYEE PLAN") With respect to each Employee Plan, the Company has furnished to Purchaser a true and complete copy of all governing documents and funding agreements and, where applicable, (i) the most recent annual report (5500 series), (ii) the most recent summary plan description, and
(iii) the most recent determination and opinion letters issued by the Internal Revenue Service.

         (b) Each Employee Plan has been maintained and operated in all material respects in accordance with its terms and with the provisions of applicable law. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan with respect to all periods prior to the Closing have been made or provided for.

         (c) The Company's 401(k) plan is intended to and does satisfy the requirements of Section 401(a) of the Code and the trust maintained thereunder is exempt from income tax, and the Company has not maintained or participated in any other funded pension plan (within the meaning of Section 3(2) of ERISA). The Company has not incurred and will not incur, directly or indirectly, a liability under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code which will not have been satisfied before the Effective Time.

         (d) No Employee Plan provides health or death benefits to or with respect to current or former employees or other personnel beyond the termination of their employment or service. Each Employee Plan may be unilaterally terminated and/or amended by the Company at any time. The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement. No amounts payable by the Company will be nondeductible by virtue of Section 280G of the Code.

         (e) SECTION 5.17 (e) of the Disclosure Schedule sets forth all outstanding loans and other advances made by the Company to any of its officers, directors, employees, shareholders or consultants.

      SECTION 5.18. INSURANCE POLICIES. SECTION 5.18 of the Disclosure Schedule identifies all insurance policies covering the Company and its business, employees, agents and assets, copies of which have been provided to Purchaser. Each such policy is in full force and effect and is reasonable in coverage and amount in relation to the risks to which the Company and its employees, businesses, properties and other assets may be exposed in the operation of its business prior to the Closing. None of such policies shall, pursuant to their terms, in any way be affected by, or terminate or lapse by reason of, this Agreement. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. There are no pending claims against such insurance by or on behalf of the Company. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance.

      SECTION 5.19. BROKERAGE FEES. Neither the Company, the Shareholders nor any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any of the agreements contemplated hereby or any transaction contemplated hereby or thereby or any transaction of like nature that would be required to be paid by the Company or any Shareholder.

      SECTION 5.20. NO PRODUCT LIABILITIES; PRODUCT WARRANTIES.

         (a) The Company has not incurred, and to the Knowledge of the Company there is no reason to believe there is any basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise), other than warranty obligations incurred in the ordinary course of business ("PRODUCT LIABILITY"), with respect to any product sold or service rendered by the Company, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance, other than chargebacks incurred in the ordinary course of business and consistent with past practice and none of which have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) The Company has furnished Purchaser with the standard forms of purchase orders for its products and services that are in effect or proposed to be used by the Company, which forms contain all warranties and guarantees given by the Company to its customers with respect to their products and services, except for those warranties imposed by law. There are no pending or, to the Knowledge of the Company, threatened claims under any warranty or guaranty against the Company. No credits have been given in respect of any such warranty or guaranty (including without limitation any returns or allowances).

      SECTION 5.21. SUPPLIERS AND CUSTOMERS.

         (a) SECTION 5.21(a) of the Disclosure Schedule lists (i) all suppliers of the Business to which the Company made payments during the year ended December 31, 1999, or made or expects to make payments during the year ending December 31, 2000 in each case, in excess of five percent of the cost of sales of the Company for such periods, (ii) all customers of the Business that paid the Company during the year ended December 31, 1999, or that has paid or the Company expects will pay to the Company during the year ending December 31, 2000, more than five percent of the sales revenues of the Company for such periods and (iii) all other suppliers and customers of the Business the loss of any of which, individually or in the aggregate with all other suppliers or customers which are Affiliates of such supplier or customer, would reasonably be expected to have a Material Adverse Effect on the Company.

         (b) To the Knowledge of the Company, none of the customers or suppliers of the Company listed on the Disclosure Schedule in SECTION 5.21 have expressed an intention to cease purchasing from, selling to or dealing with the Company nor has any information been brought to its attention by such customer or supplier which would reasonably lead it to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company (including in the event of the consummation of the Merger). To the Knowledge of the Company, all suppliers to the Business will be able to fulfill outstanding or currently anticipated purchase orders placed by the Company. The Company has no information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead it to believe that, any customer of the Business will cancel any outstanding or currently anticipated purchase orders placed with the Company.

         (c) Neither the Company nor, to the Knowledge of the Company, any of its officers, directors, shareholders or Affiliates, nor any relative or spouse (or relative of such spouse) of any such officer, director, shareholder or Affiliate, nor any entity controlled by one of more of the foregoing: (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for passive investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, material supplier, distributor, sales agent, material customer or client of the Business;
(ii) owns, directly or indirectly, in whole or in part, any material tangible or intangible property that the Business uses in the conduct of its business; or
(iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

      SECTION 5.22. INTELLECTUAL PROPERTIES.

         (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and, to its Knowledge, as contemplated to be conducted (including subsequent to the Effective Date) and none of such Proprietary Rights or otherwise have been abandoned (it being understood that no representation is made in this Section 5.22(a) regarding infringement or misappropriation (which representation is made in Section 5.22 (d) hereof));

         (b) Neither the Company nor any Special Shareholder has received any claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights; and to the Knowledge of the Company and the Special Shareholders, no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and to the Knowledge of the Company and the Shareholders there is no reasonable basis for any such claim;

         (c) none of the Company, any Shareholder nor any registered agent of any of the foregoing has received any notice of, nor is the Company or any Shareholder aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any Shareholder, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

         (d) the Company has not knowingly infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company and the Shareholders are not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and, to its Knowledge, as contemplated to be operated (including subsequent to the Effective Date) or as a result of the consummation of the transactions contemplated hereby; and

         (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (1) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         As used herein, the term "PROPRIETARY RIGHTS" means all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed on the Disclosure Schedule, including any such propriety information being developed by the Company on the date hereof.

         The consummation of the transactions contemplated by this Agreement and the agreements contemplated herein will result in the transfer to, and assumption by, Zygo and/or the Surviving Corporation of the Company's right, title and interest in and to the Proprietary Rights owned by the Company and will not adversely affect the right of Zygo or the Surviving Corporation to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is useful or required by law, such Proprietary Right has been duly and validly registered or filed with the appropriate U.S. authority, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SECTION 5.22 of the Disclosure Schedule sets forth a list and description of the patents, patent applications, copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

      SECTION 5.23. LICENSES. The Company has all licenses, permits, consents and other governmental certificates, authorizations and approvals required by every federal, state, local and foreign Governmental Entity for the conduct of the Business and the use of its properties as presently conducted or used, other than those the failure of which to hold has not had and would not have a Material Adverse Effect on the Company (collectively, "LICENSES"). The Disclosure Schedule contains a true and complete list of the Licenses. All of the Licenses are in full force and effect and no action or claim is pending nor, to the Knowledge of the Company, is threatened to revoke or terminate any License or declare any License invalid in any material respect. The Company has taken all necessary action to maintain such Licenses. SECTION 5.23 of the Disclosure Schedule contains a true and complete list of all federal, state, local and foreign governmental or judicial consents, orders, decrees and other compliance agreements relating to the Company or any of its assets or business under which the Company is operating or bound.

      SECTION 5.24. RESTRICTIVE DOCUMENTS AND TERRITORIAL RESTRICTIONS. Except as set forth on SECTION 5.24 of the Disclosure Schedule, the Company is not subject to, or a party to, any charter, by-law, mortgage, Lien, lease, license, permit, agreement, contract, instrument, or to the Knowledge of the Company, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which materially adversely affects the business, prospects, operations or condition (financial or otherwise) of the Business or any of its assets or property, or the continued operation of the Business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

      SECTION 5.25. BANK ACCOUNTS. SECTION 5.25 of the Disclosure Schedule contains a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

      SECTION 5.26. COMPUTER SYSTEMS. The computer systems of the Company listed on SECTION 5.26 of the Disclosure Schedule (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) constitute all computer systems necessary to conduct the Business as presently conducted. The Company has not experienced any problems or difficulties with such computer systems related to or resulting from the "Year 2000" concern.

      SECTION 5.27. ACCOUNTING. To the Company's Knowledge (which for purposes of this Section 5.27, shall be based solely upon the actual knowledge acquired by the Company and its corporate officers in conversations and discussions with, or written materials received from, KPMG LLP personnel or corporate officers of Zygo regarding pooling of interest accounting), neither the Company nor any Shareholder nor any of the Company's directors or officers has taken any action or is aware of any facts or circumstances in respect of the Company or its accounting procedures which the Company believes has the effect of precluding accounting for the transactions contemplated by this Agreement and the Transaction Documents as a "pooling of interests." Since February 1, 1998, the Company has not issued, redeemed or purchased any capital stock, bond or corporate security or otherwise altered its equity interests. None of the Shareholders of the Company has (i) since February 1, 1998, sold, transferred or assigned any securities of the Company or (ii) at any time in any way reduced his or her risk or committed to reduce his or her risk with respect to the capital stock owned by such Shareholder. No Shareholder has at any time in any way reduced its risk or committed to reduce its risk with respect to the Zygo Shares to be acquired by such Shareholder hereunder, whether by entering into a put, collar, option, margin or other arrangement. Without in any way limiting the other provisions of this Section, the Company is autonomous and is not currently, and has not been since February 1, 1998, a division or subsidiary of another enterprise. The Company is independent of Zygo and, between February 1, 1998 and the Closing Date, neither the Company nor any Shareholder owned any shares of Zygo Common Stock. Since February 1, 1998: (i) the Company has not in any way changed the equity interests of its securities; (ii) the Company has not acquired any treasury securities; and (iii) the Company has not disposed of significant assets.

      SECTION 5.28. NO MISLEADING STATEMENTS. This Agreement, the information and schedules referred to herein and the certificates that have been furnished to Purchaser in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, there is no fact relating to the Company which materially adversely affects or in the future would be reasonably likely (so far as the Company can now reasonably foresee) to materially adversely affect the business, condition (financial or otherwise), property or assets of the Company which is not referred to herein or in this corresponding section of the Disclosure Schedule.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each Shareholder hereby severally agrees and represents and warrants to Purchaser as follows:

      SECTION 6.01. AUTHORIZATION; OWNERSHIP OF COMPANY SHARES.

         (a) Such Shareholder has all requisite power and authority to enter into this Agreement and each of the other agreements contemplated hereby to which it is a party, and to carry out its obligations under this Agreement and each of the other agreements contemplated hereby to which it is a party, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other agreements contemplated hereby to which such Shareholder is a party has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         (b) Such Shareholder (to the extent he, she, or it is a Present Shareholder) has, and such Shareholder (regardless of whether he, she or it is a Present Shareholder or a Future Shareholder) immediately prior to the transfer of the Company Shares or unvested Company Options being sold by such Shareholder hereunder to Purchaser will have, good and marketable title to the Company Shares or unvested Company Options being sold by such Shareholder hereunder, free and clear of any Liens. Upon the delivery of and payment for such Company Shares or unvested Company Options hereunder, Purchaser will acquire good and marketable title to, and all of such Shareholder's rights in, such Company Shares or unvested Company Options, free and clear of any Liens.

      SECTION 6.02. NO VIOLATION. The execution and delivery of this Agreement and each of the other agreements contemplated hereby to which such Shareholder is a party by such Shareholder does not, and, to the knowledge of such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any law, statute, regulation, order, judgment or decree or any agreement, contract, indenture or other instrument to which such Shareholder is a party or to which any of such Shareholder's properties are subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any Lien upon any of the assets or properties of such Shareholder.

      SECTION 6.03. APPROVALS. To the knowledge of such Shareholder, the execution and delivery of this Agreement and each of the other agreements contemplated hereby to which such Shareholder is a party and the consummation of the transactions contemplated hereby and thereby by such

Shareholder will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which such Shareholder is a party or to which any of such Shareholder's properties are subject, and, to the knowledge of such Shareholder, no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required by such Shareholder in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby to which such Shareholder is a party, the consummation by such Shareholder of the transactions contemplated hereby and thereby or the performance by such Shareholder of his, her or its obligations hereunder and thereunder.

      SECTION 6.04. SECURITIES MATTERS.

         (a) Such Shareholder has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as Purchaser as to be capable of evaluating the merits and risks of an investment in the Zygo Common Stock. Such Shareholder has the financial ability to bear the economic risk of such Shareholder's investment in the Zygo Common Stock being acquired by such Shareholder hereunder, has adequate means for providing for such Shareholder's current needs and contingencies and has no need for liquidity with respect to such Shareholder's investment in Purchaser.

         (b) Such Shareholder is acquiring the Zygo Common Stock for investment for Shareholder's own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Such Shareholder understands that the Zygo Shares have not been registered under the Securities Act of 1933, or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of such Shareholder's investment intent as expressed herein.

         (c) Such Shareholder acknowledges that the Zygo Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Purchaser and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Such Shareholder understands that only Purchaser can take action to register the Zygo Shares.

         (d) Such Shareholder has relied upon independent investigations made by such Shareholder or his or her representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Zygo and realizes the Zygo Shares are a speculative investment for which there is no assurance of any return. Such Shareholder has, among other things, received and carefully reviewed (i) Purchaser's Annual Report on Form 10-K/405 for the fiscal year ended

June 30, 1999, (ii) Purchaser's Quarterly Reports on Form 10-Q dated September 30, 1999 and December 31, 1999, (iii) Purchaser's Proxy Statement dated October 6, 1999, and (iv) all other information filed by Purchaser pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Such Shareholder acknowledges that in connection with the transactions contemplated hereby, except as set forth in the foregoing documents, neither Purchaser nor anyone acting on its behalf or any other person has made, and such Shareholder is not relying upon, any representations, statements or projections concerning Purchaser, its present or projected results of operations, financial condition, prospects, products and services, or the value of Zygo Common Stock or Purchaser's business or any other matter in relation to Purchaser's business or affairs. Such Shareholder has had an opportunity to discuss Purchaser's business, management, financial affairs and acquisition plans with its management, to review Purchaser's facilities, and to obtain such additional information concerning such Shareholder's investment in the Zygo Common Stock in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the Zygo Common Stock are a suitable investment for such Shareholder.

         (e) Such Shareholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the agreements contemplated herein or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Shareholder must forego the security, if any, that such a review would provide.

         (f) Such Shareholder understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby or by the agreements contemplated herein and, accordingly, in making such Shareholder's decision to acquire the Zygo Common Stock such Shareholder has relied upon the investigations of such Shareholder's own tax and business advisers in addition to such Shareholder's own independent investigations, and that such Shareholder and such Shareholder's advisers have fully considered all the tax consequences of such Shareholder's acquisition of the Zygo Common Stock.

         (g) Such Shareholder understands that all certificates for the Zygo Common Stock issued to such Shareholder shall bear a legend in substantially the following form:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby agrees and represents and warrants to the Shareholders as follows:

      SECTION 7.01. ORGANIZATION, ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Purchaser is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect on Purchaser. Purchaser has heretofore made available to the Company true and correct copies of its Certificate of Incorporation and By-laws as in effect on the date hereof.

      SECTION 7.02. CAPITALIZATION. The authorized capital stock of Purchaser consists of 15,000,000 shares of Zygo Common Stock, of which 11,784,326 shares are issued and outstanding as of April 25, 2000 and 207,600 are held in treasury. The Zygo Shares, when issued pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights or of any federal or state law.

      SECTION 7.03. AUTHORIZATION. Purchaser has all requisite corporate power and authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and each of the other agreements contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Purchaser. Each of this Agreement and the other agreements contemplated hereby has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      SECTION 7.04. NO VIOLATION. The execution and delivery of this Agreement and each of the other agreements contemplated hereby by Purchaser does not, and the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Certificate of Incorporation or By-laws of Purchaser; (b) conflict with, or result in any violation of any statute, law, rule or regulation, or any judgment, decree or order of any Governmental Entity to which

Purchaser is a party or to which any of its properties is subject; (c) conflict with, or result in a breach or violation of, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Purchaser is a party or to which any of its properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any Lien upon any of the assets or properties of Purchaser; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any License of Purchaser.

      SECTION 7.05. APPROVALS. The execution and delivery by Purchaser of this Agreement and each of the agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Purchaser is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Purchaser in connection with the execution and delivery of this Agreement and each of the other agreements contemplated hereby, the consummation by Purchaser of the transactions contemplated hereby and thereby or the performance by Purchaser of its obligations hereunder and thereunder, other than compliance with any applicable requirements under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act and state securities and "blue sky" laws.

      SECTION 7.06. COMMISSION FILINGS. Purchaser has delivered to the Company true, correct and complete copies of Purchaser's Annual Report on Form 10-K/405 for the fiscal year ended June 30, 1999 (the "ZYGO 10-K"), Purchaser's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 (the "ZYGO 10-QS")and Purchaser's Proxy Statement dated October 6, 1999 (collectively, the "ZYGO EXCHANGE ACT FILINGS"), which are the only reports, schedules and definitive proxy statements filed by Purchaser with the Commission on or after June 30, 1999. Purchaser has timely filed in the preceding twelve
(12) months all the material required to be filed by it pursuant to the applicable provisions of the Securities Act and pursuant to Sections 13, 14 and 15(d) of the Exchange Act. The Zygo Exchange Act Filings (including the documents incorporated by reference therein), as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and the Zygo Exchange Act Filings were timely filed and complied when filed in all material respects with the applicable requirements of the Exchange Act.

      SECTION 7.07. FINANCIAL STATEMENT AND OTHER INFORMATION.

         (a) The audited balance sheet and any related notes and schedules included or incorporated by reference in the Zygo 10-K and the unaudited balance sheet and any related notes and schedules included in the Zygo 10-Q for the quarter ended December 31, 1999 each presents fairly the consolidated financial position of Purchaser and the Zygo Subsidiaries as of its respective date and the other financial statements included in the Zygo 10-K and such Zygo 10-Q present fairly the consolidated results of operations or other information included therein of Purchaser and the Zygo Subsidiaries for the respective periods or as of the respective dates therein set forth, subject, in the case of unaudited statements, to normal year end adjustments which are not material in amount or effect, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

         (b) Except as disclosed in the Zygo Exchange Act Filings, since December 31, 1999, there has been no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Purchaser and the Zygo Subsidiaries, taken as a whole, which has had or is reasonably likely to have a Material Adverse Effect on Purchaser.

      SECTION 7.08. COMPLIANCE WITH LAWS. The business of Purchaser and the Zygo Subsidiaries has not been conducted in violation of any law or any ordinance or regulation of any Governmental Entity, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect on Purchaser. Neither Purchaser nor any Zygo Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon Purchaser or any Zygo Subsidiary of any Governmental Entity, which default would have a Material Adverse Effect on Purchaser.

      SECTION 7.09. TAX MATTERS. Neither Purchaser nor any of its affiliates has taken or agreed to take any action, nor does Purchaser have knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VIII

                      PRE-CLOSING COVENANTS AND OTHER TERMS

      SECTION 8.01. PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the agreements ancillary hereto or the transactions contemplated hereby or thereby without the prior consent of Purchaser (in the case of the Company and the Shareholders) or the Company (in the case of Purchaser), PROVIDED, HOWEVER, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party's counsel determines such action to be required by or reasonably prudent in order to comply with, applicable law (including the U.S. federal securities laws), or the regulations of any government agency or the Nasdaq National Market in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; and (ii) any party may disclose this Agreement and the agreements ancillary hereto and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the agreements ancillary hereto shall be made jointly by the Company and Purchaser.

      SECTION 8.02. INVESTIGATION BY PURCHASER. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and subject to applicable laws, the Shareholders and the Company will afford to the officers, attorneys, accountants or other authorized representatives of Purchaser reasonable access during normal business hours to, and otherwise make available to Purchaser, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford Purchaser the opportunity to make such review, examination and investigation of the Company as Purchaser may request and the Shareholders and the Company will cooperate with Purchaser in connection with any permits, approvals, filings or consents required by law to be obtained. Purchaser will be permitted to make extracts from or to make copies of such books and records as it determines shall be reasonably necessary. No investigation, review, study or examination by Purchaser or its representatives shall offset, limit or diminish the scope of the representations and warranties of the Company and the Shareholders in this Agreement or reduce or limit the liability of the Company and the Shareholders for any breach thereof. Except as otherwise agreed to in writing by the Company, until the earlier of (i) ten (10) years from the date hereof or (ii) the Effective Time, Purchaser, Sub and their respective subsidiaries, advisors, representatives, consultants, and affiliates will be bound by, and all information received with respect to the Company pursuant to this Section 8.02 shall be subject to that certain confidentiality agreement entered into between the Company and Purchaser, dated as of the date hereof. Following a termination of this Agreement, each of Purchaser and the Sub will promptly return to the Company or destroy any confidential information of the Company in its possession and certify in writing to the Company that it has so returned or destroyed such confidential information of the Company.

      SECTION 8.03. CONDUCT OF BUSINESS. Except as expressly provided for in this Agreement, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company covenants and agrees that it will, and the Special Shareholders agree to cause the Company to, carry on its business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company and the Special Shareholders jointly and severally covenant and agree that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

         (a) Except as otherwise expressly permitted in this Agreement, the Company will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's employees or with any officer or director except in accordance with past practices, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, officer or director whether past or present, other than pursuant to written policies or written contracts in effect on the date of this Agreement, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee that the Company or the Surviving Corporation does not have the unconditional right to terminate without liability after the Effective Time,
(iv) hire or offer to hire any new employees that the Company or the Surviving Corporation does not have the unconditional right to terminate without liability after the Effective Time, (v) pay any amount to or for the benefit of any Shareholder (including cancellation of certain indebtedness owed to the Company), which amount shall be consistent with amounts paid to such Shareholder for such purpose in prior years or (vi) amend any existing or enter into any new Employee Benefit Plan unless such amendment is required by law.

         (b) The Company will use its reasonable efforts to maintain its present employees and to preserve the goodwill, reputation and present relationships of the Company with its suppliers, customers, licensors and others having business relations with the Company.

         (c) The Company shall not create any obligation or liability (absolute or contingent) in excess of $50,000, except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business.

         (d) The Company will (i) use reasonable commercial efforts to maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Contracts and Licenses, except in each case where the failure to comply with subsection (i)-(iv) will not have a Material Adverse Effect. It shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in any property leased by it (except as reflected on the Financial Statements, and except for: (w) Liens for current taxes and assessments not yet due and payable,
(x) inchoate mechanic's and materialmen's Liens for construction in progress,
(y) workmen's, repairmen's, warehousemen's, and carrier's and similar Liens arising in the ordinary course of business, and (z) such imperfections or irregularities of title or Liens as do not materially affect the use of such assets or property which are subject thereto, or affect the business and operations of the Company), or sublease its interest in the Leased Property or amend any lease to which it is a party or by which it is bound.

         (e) The Company shall not amend its certificate of incorporation or bylaws, except as expressly contemplated by this Agreement.

         (f) The Company will not enter any license, technology development agreement, technology transfer agreement or any other agreement with like effect with any other person or entity.

         (g) Except in the ordinary course of business or as otherwise expressly provided for in this Agreement, or pursuant to contracts, agreements, or other instruments in force on the date of this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its material properties or assets, (ii) create or permit to exist any new Lien on any of its properties or assets (except as reflected on the Financial Statements, and except for: (w) Liens for current taxes and assessments not yet due and payable,
(x) inchoate mechanic's and materialmen's Liens for construction in progress,
(y) workmen's, repairmen's, warehousemen's, and carrier's and similar Liens arising in the ordinary course of business, and (z) such imperfections or irregularities of title or Liens as do not materially affect the use of such assets or property which are subject thereto, or affect the business and operations of the Company), (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay in any material respect any service to be rendered to a customer of it, in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures in excess of $25,000, or (vi) enter into any commitment to borrow money.

         (h) The Company shall not knowingly take any action or fail to take any action that may be reasonably expected to result in any of its representations and warranties set forth in Article V hereof becoming untrue in any material respect as if made on and as of the Closing Date, except as may be required by applicable law.

         (i) The Company will not declare or pay any dividend or make any other distribution to any Shareholder with respect to the capital stock, will not purchase or redeem any of its shares of capital stock, will not issue rights or options to purchase or subscribe to any shares of its capital stock, issue or sell any shares of its capital stock or alter its equity interests, except for the issuance of Company Common Stock upon the exercise of stock options in accordance with SCHEDULE 1B hereto.

         (j) The Company will not grant any power of attorney.

         (k) The Company and the Shareholders will promptly supply to Purchaser copies of all litigation or legal proceedings pertaining in any way to them or their respective assets or business which may arise after the date hereof and will advise Purchaser promptly in writing of any threat of litigation or other legal proceedings pertaining thereto, which has been brought to the attention of the Company.

      SECTION 8.04. NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Purchaser in connection with its due diligence review and the preparation and execution of this Agreement and the agreements ancillary hereto, the Company and each Shareholder jointly and severally agrees that neither it nor its representatives, agents or employees acting on its behalf, will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Effective Time, directly or indirectly, solicit, encourage, initiate, or negotiate or discuss (other than to advise such party of its obligations under this Section 8.04) with any third party (including by way of furnishing any information concerning the Company) or permit the consummation of any acquisition proposal relating to or affecting the Company or any part of them, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company and the Shareholders will promptly advise Purchaser of the terms of any communications they may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

      SECTION 8.05. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of Purchaser and Sub hereunder (in the case of the Company and the Shareholders), and of the Company and the Shareholders hereunder (in the case of Purchaser and Sub).

      SECTION 8.06. SHAREHOLDERS. Each Shareholder will use his or her best efforts to cause the Company to comply with the provisions of this Article VIII. Each Shareholder further agrees not to grant any power of attorney with respect to the Equity Interests owned by it. No Shareholder owns or has ever owned Zygo Common Stock. Each Shareholder covenants to vote (and to grant Purchaser a voting proxy to vote) its shares of Company Common Stock held or controlled by such Shareholder in favor of the Merger.

      SECTION 8.07. OTHER ACTIONS. No party shall knowingly take any action, except in every case as may be required by applicable law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue,
(ii) any of such representations and warranties that are not so qualified becoming untrue in any manner having a material adverse effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, (iv) adversely affect the ability of any party to perform its covenants and agreements under this Agreement, or (v) adversely affecting the ability of any of them to obtain any of the consents or approvals required from any governmental authorities as a condition to Closing.

                                   ARTICLE IX

                         OTHER COVENANTS AND AGREEMENTS

      SECTION 9.01. CONFIDENTIALITY. Each of Purchaser, the Company and the Shareholders will hold, and shall cause their counsel, independent certified public accountants, appraisers, investment bankers and other advisors to hold in confidence any confidential data or information made available to it by the other in connection with this Agreement using the same standard of care to protect such confidential data or information as is used to protect its own confidential information. Each party hereto recognizes and acknowledges that a breach by it of this Section 8.01 will cause irreparable and material loss and damage to the other parties hereto as to which they will not have adequate remedy at law or in damages. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

      SECTION 9.02. PUBLIC ANNOUNCEMENTS. Purchaser must agree in advance prior to the issuance of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby by any party hereto.

      SECTION 9.03. CERTAIN TAX MATTERS. The following provisions shall govern the allocation of responsibility as among Purchaser, the Company and the Shareholders for certain tax matters following the Closing Date:

         (a) SALES AND TRANSFER TAXES. All sales and transfer Taxes (including stock and real estate transfer Taxes), if any, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Shareholders other than transfer taxes incurred upon issuance of Zygo shares pursuant to this Agreement. Shareholders shall, at their own expense, file or prepare for filing all necessary Tax Returns and other documentation with respect to all such sales or transfer Taxes, and, if required by applicable law or if necessary to secure any applicable exemption, Purchaser shall join in the execution of any such Tax Returns or other documentation.

         (b) TAX RETURNS AND PAYMENT OF TAXES. The Shareholders shall cause the Company to prepare and file all Tax Returns relating to the Company that are required to be filed on or prior to the Closing Date, and shall cause the Company to pay any and all Taxes due with respect to such Tax Returns, except for those Taxes that are contested in good faith by appropriate proceedings and with respect to which the Company maintains appropriate reserves adequate for their payment. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such Tax Returns shall be provided to Purchaser at least 30 days prior to the deadline for the filing of such Tax Returns. Purchaser shall prepare or cause to be prepared all Tax Returns relating to the Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such Tax Returns shall be provided to John Berg, as the representative of the Shareholders, at least 30 days prior to the deadline for the filing of such Tax Returns. The Shareholders shall pay to Purchaser an amount equal to the Taxes due as of the Closing Date to the extent attributable to earnings or assets of the Company which have been distributed, or deemed distributed by the Company for Tax purposes, on or prior to the Closing Date.

      SECTION 9.04. BENEFITS ARRANGEMENTS. It is Purchaser's present intention that from and after the Closing, Purchaser shall, or shall cause the Company to, provide all of the employees of the Company with salary and wages at not less than their current levels and Purchaser shall, or shall cause the Company to, continue in effect all employee benefit plans, programs, policies or arrangements as are currently provided by the Company to its employees, or, in the alternative, shall provide such benefits which are generally comparable in the aggregate to such benefits provided to other similarly situated employees of Purchaser and Zygo Subsidiaries.

      SECTION 9.05. POOLING AFFILIATES' LETTERS. The Company shall cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the U.S. Securities Act, of the Company to deliver to Purchaser on or prior to the Closing Date a written agreement, substantially in the form of EXHIBIT 9.05 hereto (the "POOLING AFFILIATE LETTERS"). The Company shall use its commercially reasonable efforts to provide Purchaser with such information as Purchaser shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of the Company.

      SECTION 9.06. FURTHER ASSURANCES. The Company and the Shareholders from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances, all at Purchaser's expense, as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Company Shares. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all further action and promptly to do or cause to be done all further things (including the execution and delivery of such further instruments and documents) as any party reasonably may request.

      SECTION 9.07. BOARD OF DIRECTORS. The Purchaser agrees that for a period of three (3) years from the Effective Time, it will cause John Berg ("BERG") and Patrick Tan ("TAN") to be nominated for election to its Board of Directors, and will include such persons in its slate of nominees contained in any proxy statement relating to the election of directors of Purchaser sent by Purchaser to its stockholders during such period, but only to the extent Berg or Tan, as the case may be, (i) is then employed and continues to be employed by Purchaser or a Zygo subsidiary, and (ii) continues to hold not less than 50% of the Zygo Shares received by him in the Merger. Notwithstanding the foregoing, the parties further agree that Purchaser shall have no obligation to so nominate Tan if Purchaser appoints as a director or otherwise nominates for election to its Board of Directors an independent outside person having relevant telecommunications/networking industry experience which is reasonably acceptable to Purchaser's Board of Directors. The parties further agree that Berg and Tan shall be entitled to present candidates to Purchaser's Nominating Committee of the Board of Directors for consideration as to the nomination of such candidates by such committee.

      SECTION 9.08. CONSENT OF THE COMPANY'S ACCOUNTANTS; OPINIONS OF THE COMPANY'S COUNSEL. The Company shall use its best efforts to cause to be delivered to Zygo at the Closing Date the opinions of the Company's counsel required by Section 10.02(d) hereof. In addition, following the Closing Date, the Company shall use its best efforts to cause to be delivered by KPMG LLP ("KPMG") any consents which may be required after the Closing Date in connection with any filing by Zygo under the Securities Act and the Exchange Act.

                                    ARTICLE X

                              CONDITIONS OF CLOSING

      SECTION 10.01. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment or satisfaction, at or prior to the Closing, of the following conditions or the mutual written waiver by the parties:

         (a) ILLEGALITY OR LEGAL CONSTRAINT. No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no statute, rule, regulation, order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Merger shall have been issued or adopted or be in effect.

         (b) GOVERNMENTAL AUTHORIZATIONS. All permits, approvals, filings and consents required or advisable to be obtained or made prior to the consummation of the Merger under applicable federal laws, including under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or applicable laws of any state or foreign country having jurisdiction over the Merger and the other transactions contemplated herein shall have been obtained or made, as the case may be, on terms and conditions satisfactory to the Company, the Shareholders and Purchaser, acting reasonably.

         (c) ESCROW AGREEMENT. The Company, Purchaser, the Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         (d) REGISTRATION AGREEMENT. Purchaser and the Shareholders shall have executed and delivered the Registration Agreement.

         (e) EMPLOYMENT AND NON-COMPETE AGREEMENTS. Each of John Berg, Patrick Tan, Michael Harrington, David Kent, David Kindler, Phillip Malyak and John Ritter shall have entered into an employment and non-compete agreement with the Company substantially in the form of EXHIBIT 10.01(E)(1), (2), (3), (4), (5),
(6), AND (7) respectively.

      SECTION 10.02. CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO EFFECT THE MERGER. The obligations of Purchaser under this Agreement to effect the Merger shall be subject to the fulfillment or satisfaction, at or prior to the Closing, of the following conditions, unless waived by Purchaser in its sole discretion:

         (a) REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of the Company and the Shareholders contained in this Agreement (including the Disclosure Schedule hereto), and all written information required to be delivered to Purchaser by the Company or any Shareholder on or prior to the Closing Date pursuant to this Agreement, shall be true and correct in all respects as of the date when made and on and as of the Closing Date.

         (b) PERFORMANCE BY THE COMPANY AND THE SHAREHOLDERS. The Company and each of the Shareholders shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by the Company or any Shareholder prior to or on the Closing Date.

         (c) CONSENTS. Any consent required for the consummation of the Merger under any Contract or material License shall have been delivered to Purchaser.

         (d) OPINION OF COUNSEL. Purchaser shall have received the opinion of McDermott, Will & Emery, counsel to the Company and the Shareholders, dated as of the Closing Date, in the form of EXHIBIT 10.02(d) hereto.

         (e) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and counsel to Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser or its counsel may reasonably request. Purchaser shall have received such other instruments, approvals and other documents as it may reasonably request to make effective the transactions contemplated hereby.

         (f) DUE DILIGENCE. Purchaser shall have completed its legal, financial and business investigation of the Business, the Company's assets and the liabilities of the Company to its satisfaction, in its sole discretion.

         (g) NO MATERIAL ADVERSE EFFECT. Since the Balance Sheet Date, there shall have been no change in the Business, assets, liabilities, prospects, results of operations or financial condition of the Company which has had or is reasonably likely to have a Material Adverse Effect on the Company.

         (h) FAIRNESS OPINION. Purchaser shall have received the opinion of ING-Barings LLC, financial advisor to the Purchaser, dated the date hereof and in the form of EXHIBIT 10.02(h) hereto, and such opinion shall not have been withdrawn or modified in any way on or prior to the Closing Date.

         (i) POOLING AFFILIATE LETTERS. Purchaser shall have received the Pooling Affiliate Letters referred to in Section 9.05 hereof.

         (j) POOLING OF INTERESTS. Purchaser shall have received an opinion from KPMG in form reasonably satisfactory to Purchaser, to the effect that the Merger would be properly accounted for as a

"pooling of interests" in accordance with generally accepted accounting principles and all published rules, regulations and policies of the SEC (as defined below).

         (k) FINANCIAL STATEMENTS. Purchaser shall have received audited financial statements for the periods ended December 31, 1999, 1998 and 1997, together with such other financial statements and data as shall be reasonably requested in order to enable Purchaser to satisfy its financial reporting obligations under the Federal securities laws, which financial statements shall comply with Regulation S-X under the Securities Act.

         (l) KPMG CONSENT. Purchaser shall have received from KPMG, accountants to the Company, a consent to use the Company's audited financial statements in any filings with the Commission, including those related to the Merger or future filings.

         (m) CONTINUED EMPLOYMENT. Except the employees of Firefly listed in this Section 10.01 (e), at least ninety percent (90%) of the employees of Firefly on the date hereof shall be employees of the Company on the date hereof.

         (n) SHAREHOLDER CONSENT. One hundred percent (100%) of the Company's shareholders shall have voted in favor of the Merger at a duly held meeting or by written consent in lieu of such meeting.

         (o) COMPENSATION CHARGE. Purchaser shall have received from the Securities and Exchange Commission (the "SEC") a response to the letter addressed to the SEC from Firefly and Zygo and dated April 6, 2000, which response shall set forth the SEC's position regarding the compensation charge to be taken by Purchaser as a result of the transaction.

         (p) SUPPORTING DOCUMENTS. Purchaser and its counsel shall have received a certificate of the President and Treasurer of the Company dated the Closing Date and certifying that the conditions set forth in Sections 10.02(a), 10.02(b) and 10.02(g) hereof have been satisfied, and certificates of the Secretary or other officer of the Company and other information with respect to the corporate proceedings and operations and affairs of the Company as Purchaser or counsel to Purchaser may reasonably request. All such documents shall be satisfactory in form and substance to Purchaser and its counsel.

         (q) POOLING CERTIFICATE. Purchaser shall have received from the Special Shareholders an executed certificate concerning certain accounting matters attached hereto as EXHIBIT 10.02 (q).

      SECTION 10.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS TO EFFECT THE MERGER. The obligations of the Company and the Shareholders under this Agreement to effect the Merger shall be subject to the fulfillment or satisfaction, at or prior to the Closing of the following conditions, unless waived by the Company in its sole discretion:

         (a) REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of Purchaser contained in this Agreement, and all written information required to be delivered to the Company by Purchaser on or prior to the Closing Date pursuant to this Agreement, shall be true in all respects as of the date when made and on and as of the Closing Date.

         (b) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         (c) PROCEEDINGS. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders and counsel to the Company and the Shareholders.

                                   ARTICLE XI

                                 INDEMNIFICATION

      SECTION 11.01. INDEMNIFICATION BY THE SHAREHOLDERS.

         (a) JOINT INDEMNIFICATION. Subject to the provisions of Section 11.03 hereof, the Shareholders shall jointly and severally indemnify, defend and hold harmless Purchaser and its officers, directors, employees, agents and representatives from and against and in respect of any and all losses, damages, expenses, liabilities, claims, settlements, assessments and judgments (including reasonable costs and attorney's fees and other expenses arising out of any claim, or the defense, settlement or investigation thereof, made with respect to any of the foregoing) (collectively, "LOSSES") incurred or suffered by Purchaser, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach of representation and warranty contained in Article V of this Agreement or non-fulfillment or breach of any covenant or agreement of the Company or any Shareholder contained in this Agreement or any certificate or instrument furnished pursuant hereto; PROVIDED, HOWEVER, that for purposes of this subsection 11.01(a), all such representations and warranties (other than the representations and warranties contained in Sections 5.07, 5.08, 5.12, 5.13, 5.15(c), 5.16, 5.21, 5.22, 5.23, 5.27 and 5.28 hereof) shall be deemed to have been made without any qualification as to materiality or Knowledge; and

         (b) SEVERAL INDEMNIFICATION. Subject to the provisions of Section 11.03 hereof, each Shareholder shall severally indemnify, defend and hold harmless Purchaser and its officers, directors, employees, agents and representatives from and against and in respect of any and all Losses incurred or suffered by Purchaser, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by such Shareholder of any of such Shareholder's representations and warranties contained in Article VI of this Agreement or nonfulfillment of any of such Shareholder's respective covenants or agreements contained in this Agreement or any certificate or instrument furnished pursuant hereto.

      SECTION 11.02. INDEMNIFICATION BY PURCHASER. Subject to the provisions of
Section 11.03 hereof, Purchaser shall indemnify, defend and hold harmless each of the Shareholders and such Shareholder's successors and assigns, from and against and in respect of any Losses incurred or suffered by such Shareholder or such Shareholder's successors and assigns, arising out of, based upon or resulting from any inaccuracy, misrepresentation or breach by Purchaser of any of its representations and warranties or non-fulfillment of any of its respective covenants or agreements contained in this Agreement or any certificate or instrument furnished pursuant hereto.

      SECTION 11.03. LIMITATIONS. (a) No party hereto shall be entitled to make any claim for indemnification under this Article XI with respect to the inaccuracy, misrepresentation or breach of any representation and warranty or non-fulfillment of any covenant or agreement contained in this Agreement after the date on which such representation, warranty, covenant or agreement ceases to survive pursuant to Section 11.06 hereof.

         (b) Notwithstanding anything to the contrary contained herein, no Indemnified Party (as defined below) shall be entitled to indemnification from an Indemnifying Party (as defined below) pursuant to any of Sections 11.01(a), 11.01(b) and 11.02 hereof, until the aggregate losses suffered by such Indemnified Party and for which indemnification is available hereunder exceed $500,000, whereupon the Indemnified Party shall be entitled to claim indemnification for all losses suffered by such Indemnified Party and for which indemnification is available hereunder. Notwithstanding the foregoing, the aggregate amount of any indemnification obligation by a Shareholder shall not exceed the value (which, for these purposes, shall be determined on a per share basis to be the last sale price of the Zygo Common Stock on the Closing Date, as reported by the principal securities exchange on which the Zygo Common Stock is listed) of the Zygo Shares received by such Shareholder in the Merger.

         (c) Any claim by one party to this Agreement against any other party to this Agreement for breach of any covenant or representation and warranty in this Agreement shall be subject to the limitations set forth in this Article XI; provided, however, that such limitations shall not apply to any fraud claim.

         (d) For this purpose, the amount of any Losses suffered by the Purchaser or the Shareholders, as the case may be, shall be reduced by any Tax benefit available to, and insurance benefits or claims against third parties which are actually received by, such party in respect of or as result of such Losses, or the facts or circumstances relating thereto.

      SECTION 11.04. NOTICE AND DEFENSE OF CLAIMS. Each party entitled to indemnification under this Article XI (the "INDEMNIFIED PARTY") shall give written notice to the party or parties required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and, in the event of any claim or demand asserted by a third party; but the failure of any Indemnified Party to timely give written notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless such failure to give notice materially adversely affected the ability of the Indemnifying Party to defend such claim. Upon receipt of any such notice, the Indemnifying Party may elect to defend the Indemnified Party against such claim, suit, action or proceeding, at its own expense, through counsel of its own choice that is reasonably acceptable to the Indemnified Party, and from and after such election and for so long as the Indemnifying Party is diligently prosecuting such defense, the Indemnifying Party shall not be responsible for any legal fees or expenses of the Indemnified Party, other than reasonable costs of investigation unless, in the reasonable judgment of the Indemnified Party, based upon advice of independent counsel, there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or a conflict of interest or potential conflict of interest exists between the Indemnified Party and the Indemnifying Party in respect of such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that such Indemnified Party elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall be responsible for the cost and expense of such separate counsel but shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). Failing such election or reasonably diligent prosecution, the Indemnified Party shall have the right to (but shall not be obligated to) pay, compromise or defend the same. In any claim, suit, action or proceeding defended by the Indemnifying Party, the Indemnified Party may participate, at its expense, in the defense of the same. The Indemnifying Party in the defense of any such claim, suit, action or proceeding shall not, except with the consent of the Indemnified Party, consent to the entry of any judgment or entry into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim, suit, action or proceeding or (ii) requires the performance of any act (other than the payment of moneys for which such Indemnified Party is held harmless hereunder) or the agreement not to perform any act by the Indemnified Party. The Indemnified Party shall not settle or compromise any such claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim, suit, action or proceeding resulting therefrom.

      SECTION 11.05. NON-EXCLUSIVE REMEDY. Indemnification pursuant to this Agreement shall not preclude Purchaser or any of the Shareholders from exercising any other remedies it or such Shareholder may have, including, without limitation, in the case of Purchaser, pursuant to the Escrow Agreement, subject to the limitations set forth in Sections 11.03 and 11.04 hereof.

      SECTION 11.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties and agreements contained in this Agreement shall survive the Closing and shall remain in full force and effect until the earlier of (i) the date on which KPMG's report on their audit of Purchaser's financial statements for the fiscal year during which the Closing occurs or (ii) the first anniversary of the Closing Date (such earlier date being referred to as the "REPRESENTATION TERMINATION DATE") if such representation, warranty or agreement is not subject to resolution through the audit process and, thereafter, to the extent a claim, in writing and setting forth the specific facts giving rise to such claim, is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled.

      SECTION 11.07 REIMBURSEMENT. Subject to Section 11.03 hereof, at the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Agreement is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment, provided that the Indemnified Party has fully complied with Section 11.04, or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion or expiration of appeal rights) establishing such liability (such loss or amount being hereinafter referred to as the "INDEMNITY CLAIM"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. The Indemnity Claim shall be paid in cash or in Escrowed Shares, at their "assumed value," as provided in the Escrow Agreement. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing by the Indemnified Party together with costs and reasonable attorney's fees and interest on the foregoing items (but only to the extent prejudgment interest due the Indemnified Party is not already included within such items) at the rate of ten percent (10%) per annum from the date ten days after the date the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided until the Indemnity Claim shall be paid.

         In addition to its other obligations under this Section 11.07, the Indemnifying Party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding for which indemnification may be required pursuant to this Article XI, it will, if it does not assume the defense thereof, reimburse the Indemnified Party on a monthly basis for all reasonable legal fees or the out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Indemnifying Party's obligation to indemnify the Indemnifying Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Indemnified Party shall promptly return it to the Indemnifying Party, together with interest at the rate of ten percent (10%) per annum. Any such interim reimbursement payments which are not made to the Indemnified Party within thirty (30) days of a request for reimbursement shall bear interest at the rate of ten percent (10%) per annum from the date of such request.

      SECTION 11.08 OTHER INDEMNIFICATION PROVISION. Each of the Shareholders hereby agrees that such Shareholder will not make any claim for indemnification against the Company by reason of the fact that he was a shareholder, director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Purchaser against such Shareholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

                                   ARTICLE XII

                                   TERMINATION

      SECTION 12.01. TERMINATION. This Agreement may be terminated by Purchaser or the Company if the other party breaches any material term of this Agreement or misrepresents any material fact.

      SECTION 12.02. NONCONSUMMATION. Either party may terminate this Agreement if the Merger shall not have been consummated within three (3) months of the date of this Agreement, and such nonconsummation is not the result of the fault of any party hereto.

      SECTION 12.03. REMEDY FOR NONCONSUMMATION. If the Merger is not consummated for any reason, other than by the Company for a reason set forth in
Section 12.01 hereof with respect to Purchaser, or if Zygo unilaterally determines for any reason not to consummate the Merger, other than because of the fault of the Company or a Shareholder or as a result of any actions taken by the Company or the Shareholder prior to March 1, 2000, and, within three (3) months of the date hereof, the Company publicly announces, enters into a letter of intent relating to, enters into a definitive agreement providing for, or consummates, directly or indirectly, a transaction or series of transactions other than with Zygo which provides for or relates to the disposition of a controlling interest in the Company, or the sale, transfer or other distribution of assets constituting a majority (based on fair market value) of the Company's assets, the Company shall immediately pay to Zygo, upon any one at the foregoing occurrences, an amount equal to $5,000,000 plus all out-of-pocket expenses incurred by Zygo in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      SECTION 13.01. EFFECT OF DUE DILIGENCE. No investigation by or on behalf of Purchaser into the business, operations, prospects, assets or condition (financial or otherwise) of the Company shall diminish in any way the effect of any representations or warranties made by the Company or any of the Shareholders in this Agreement or shall relieve the Company or any of the Shareholders of any of their respective obligations under this Agreement. No investigation by or on behalf of the Company or the Shareholders into the business, operations, prospects, assets or condition (financial or otherwise) of Purchaser and the Zygo Subsidiaries shall diminish in any way the effect of any representations or warranties made by Purchaser in this Agreement or shall relieve Purchaser of any of its obligations under this Agreement.

      SECTION 13.02. EXPENSES. Except as hereinafter provided, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same; PROVIDED, that if the Merger is not consummated (i) by Zygo as a result of the failure on the part of the Company or the Shareholders to satisfy the conditions set forth in Sections 10.01 and 10.02 (and the satisfaction of any such condition was within their reasonable control), or (ii) by the Company and the Shareholders, as a result of the failure on the part of Zygo to satisfy the conditions set forth in Sections 10.01 and 10.03 (and the satisfaction of any such condition was within its control), the Company, the Shareholders or Zygo, as the case may be, will reimburse the other party for all of such party's out-of-pocket expenses reasonably incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED that the foregoing proviso shall not apply as a result of the failure to satisfy the conditions set forth in Sections 10.01(b) or 10.02(h); and PROVIDED, FURTHER, that if the Merger is not consummated due to the failure to satisfy the condition set forth in Sections 10.02(j) and 10.02(l) hereto, and such failure is the result of the negligence of the Company or the Shareholders (it being agreed that any action taken without the express prior approval of KPMG shall automatically be deemed to be negligent) then the Company and the Shareholders shall bear the out-of-pocket expenses reasonably incurred by Zygo in connection with the transaction contemplated hereby. All costs and expenses incurred by the Company or the Shareholders shall be paid by the Shareholders prior to the Closing Date or other suitable arrangements acceptable to Purchaser with respect thereto shall be made.

      SECTION 13.03. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, heirs, executors, administrators and legal representatives. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

      SECTION 13.04. ENTIRE AGREEMENT. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof in any way.

      SECTION 13.05. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

         (a) If to the Company or the Shareholders, 100 Kuniholm Dr., Holliston, MA 01746, Attention: John Berg (telefax number (508) 429-2071); with a copy to Mark B. Stein, Esq., McDermott, Will & Emery, 28 State Street, 34th Floor, Boston, MA 02109 (telefax number (617) 535-3800),

         (b) If to Purchaser, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: President (telefax number 860-347-8372); with a copy to:
Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103,
Attention: Paul Jacobs, Esq. (telefax number 212- 752-5958), or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

      SECTION 13.06. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to or application of any conflicts of laws principles.

      SECTION 13.07. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      SECTION 13.08. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company, Purchaser and Shareholders owning a majority-in-interest of the outstanding shares of Company Stock. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      SECTION 13.09. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      SECTION 13.10. CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

      SECTION 13.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 13.12. HEADINGS. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                               ZYGO CORPORATION

                                               By:
                                                  -----------------------------
                                                  Name:    J. Bruce Robinson
                                                  Title:  President


                                               ZYGO TERAOPTIX, INC.

                                               By:
                                                  -----------------------------
                                                     Name:     Carl Zanoni
                                                     Title:    President


                                               --------------------------------
                                               FIREFLY TECHNOLOGIES, INC.


                                               By:
                                                  -----------------------------
                                                     Name:     John Berg
                                                     Title:    President


                                               SHAREHOLDERS:


                                               --------------------------------
                                                     John Berg


                                               --------------------------------
                                                     Patrick Tan

                                               --------------------------------
                                               Mark Wilder


                                               --------------------------------
                                               David Kindler


                                               --------------------------------
                                               Phillip Malyak


                                               --------------------------------
                                               David Kent


                                               --------------------------------
                                               David Buswell


                                               --------------------------------
                                               John Howard


                                               --------------------------------
                                               Michael Terrio


                                               --------------------------------
                                               Jeffrey Murzycki


                                               --------------------------------
                                               Borislav Naidenov


                                               --------------------------------
                                               Robert Natale

                                               --------------------------------
                                               Lydia Heckman


                                               --------------------------------
                                               Barry Mitchel


                                               --------------------------------
                                               Don Clausing


                                               --------------------------------
                                               Michael Harrington


                                               --------------------------------
                                               Deborah O'Connor


                                               --------------------------------
                                               Kenneth Mueller


                                               --------------------------------
                                               Thomas Killoren


                                               --------------------------------
                                               Easen Ho


                                               --------------------------------
                                               Digital Papyrus Corporation


                                               --------------------------------
                                               TeraStor Corporation


                                               --------------------------------
                                               John Ritter

                                               --------------------------------
                                               Lori Duncan


                                               --------------------------------
                                               Scott Friends


                                               --------------------------------
                                               Chongwon Byun


                                               --------------------------------
                                               Hae Kwon Chung


                                               --------------------------------
                                               John Watson


                                               --------------------------------
                                               Mark Steinback


                                               --------------------------------
                                               Leonard Croteau


                                               --------------------------------
                                               Guy Messier


                                               --------------------------------
                                               Wayne Smith


                                               --------------------------------
                                               Joseph DeWolfe

                                               --------------------------------
                                               Diane Briggs


                                               --------------------------------
                                               Gary Potwin


                                               --------------------------------
                                               Marjorie Swenson


                                               --------------------------------
                                               Leonid Tesmenitsky


                                               --------------------------------
                                               Robert Kusy


                                               --------------------------------
                                               Carol Berg


                                               --------------------------------
                                               Robert Shillinsky II


                                               --------------------------------
                                               Scot Barrows


                                               --------------------------------
                                               Robert Cudmore

                                               FIREFLY TECHNOLOGIES, INC. VOTING
                                               TRUST


                                               By:
                                                  -----------------------------
                                                     Name:
                                                     Title:

                                                                      SCHEDULE 3

                               DISCLOSURE SECTIONS


SECTION                    TITLE
-------                    -----
Section 5.01               Jurisdictions of Foreign Qualification
Section 5.03               Capitalization
Section 5.06               Approvals
Section 5.08               No Undisclosed Liabilities
Section 5.11               Taxes
Section 5.14               Title to and Condition of Real Estate Property
Section 5.16               Contracts
Section 5.17               Employee Labor Matters and Plans
Section 5.18               Insurance Policies
Section 5.21               Suppliers and Customers
Section 5.22               Intellectual Properties
Section 5.23               Licenses
Section 5.24               Restrictive Documents and Territorial Restrictions
Section 5.25               Bank Accounts
Section 5.26               Computer Systems
Section 5.27               Accounting


                                  Section 5.01
                     JURISDICTIONS OF FOREIGN QUALIFICATION

Firefly is qualified to do business as a foreign corporation in Massachusetts.

                                  Section 5.03
                                 CAPITALIZATION

Please see attached capitalization table.

                                  Section 5.06
                                    APPROVALS

None.

                                  Section 5.08
                           NO UNDISCLOSED LIABILITIES

1. In 1999, at the request of two customers, the Company replaced two batches of products due to malfunctioning electrical connections at an approximate cost to the Company of $2,500. The Company will continue to replace defective products as necessary, at an estimated aggregate cost to the Company of not more than $2000.

2. A one year warranty on parts and labor will be provided upon the consummation of the sale, currently under contract, of a MicroLUPI 2000 to Digital Optics Corporation.

                                  Section 5.11
                                      TAXES

1.   The Company has filed income tax returns in Massachusetts since inception.

2. The Company has made limited sales of tangible goods into California, in the aggregate amount of approximately $230,000, to one buyer which has represented to the Company that the sales are not subject to taxation in California.

                                  Section 5.14
                     TITLE TO AND CONDITION OF REAL PROPERTY

The Company has entered into the following real property leases:

     1. The Company has renewed for a 36 month term a Lease Agreement by and between New Englander L.L.C. ("Lessor") and the Company entered into on March 1, 1999 and amended on October 9, 1999 for approximately 10,800 and 4,505 sq. ft. in Buildings #1 and #5 respectively, located at 100 Kuniholm Drive, Holliston, MA 01746 at a monthly rent of $6,900. The original lease was entered into between Carl A. Kuniholm and Digital Papyrus Technologies, Inc. on September 5, 1996, and subsequently assigned by both parties.

                                  Section 5.16
                                    CONTRACTS

1.   The Company has entered into lease agreements with the following parties:

     (a) Lease number 633223 by and between the Company AT&T Capital Leasing Services, dated 6/20/97, with a term of 36 months, for computer equipment.

     (b) Equipment Lease Agreement by and between the Company and Atlantic of Tampa, L.P., a Lucent Technologies Associated Company, dated 3/19/99, with a term of 33 months, for telephone equipment.

     (c) Lease number 74444 by and between the Company and Bankvest Capital Corp. dated 6/7/99, with a term of 18 months for equipment.

     (d) Assignment and Assumption Agreement by and between the Company, Digital Papyrus Technologies, Inc. ("DPC") and Newcourt Leasing Corporation ("NLC"), dated 10/6/99, regarding the assumption by the Company of a Lease Agreement by and between DPC and NLC, dated 10/2/96, with a term of 61 months, for machine shop equipment.

     (e) Lease Agreement by and between Specialty ThinFilm Services and AT&T Capital Corporation, entered into in June, 1997, with a term of 60 months for equipment.

     (f) Copy Block Agreement by and between Firefly Technologies, Inc. and IKON Office Solutions, dated January 5, 1999, with a term of 48 months or a minimum purchase of 156,000 copies.

2. The Company has executed a Memorandum of Understanding with Integrated Micromachines ("IMMI") dated as of December 2, 1999 regarding the exclusive co-development of the optical package for IMMI's NxN silicon optical switches.

3. The Company is party to a Memorandum of Understanding with Digital Papyrus Corporation, dated as of February 16, 1998 regarding the transfer from DPC to the Company of certain equipment and the continued consulting services and shop work to be performed by the Company.

4. Consulting Agreement by and between the Company and TeraStor Corporation, dated as of September 1, 1997, and extended to on December 31, 1999 through June 30, 2000. The provisions of Section 5 regarding the Non-Disclosure of Confidential Information and non-soliciting of employees or agents survive termination of the agreement. TeraStor has informed the Company that as a result of recent developments at TeraStor, it is unlikely that there will be any future business between TeraStor and Firefly pursuant to the Consulting Agreement.

5. Under a Bill of Sale dated as of February 27, 2000, the Company purchased certain equipment from Digital Papyrus Corporation for $50,000, to be paid subsequent to the closing of the transactions contemplated herein.

6.   The Company has entered into the following loan agreements:

     (a) Promissory Note in favor of TransCapital Resources Group, L.P. ("Seller"), dated March 23, 2000 for the principal amount of $36,180 with a term of 35 months, with a Purchase Money Security Interest in certain equipment acquired from the Seller.

     (b) The Company assumed the obligations under a demand Commercial Promissory Note by and between Benjamin Franklin Savings Bank and Specialty Thinfilm Services, Inc., dated as of June 2, 1998 for a principal amount of $42,200 with a floating annual interest rate of 2.5% above the base lending rate established from the Wall Street Journal, with a principal balance amount of $26,700 outstanding.

7. The Company has entered into the following non-disclosure and confidentiality agreements:

     (a) Non-Disclosure Agreement by and between the Company and Digital Papyrus Corporation, dated 8/7/97 regarding information to be disclosed in proposed business ventures.

     (b) Confidential Information Disclosure Agreement by and between the Company and Saint-Gobain Industrial Ceramics, Inc., dated as of 4/13/98 with a term of 5 years, regarding information to be disclosed in business relationships.

     (c) Confidentiality Agreement by and between the Company and J.G. Hannoesh, dated 9/14/99, with a term of 2 years, regarding information disclosed in discussions relating to proprietary architecture, software and hardware.

     (d) Confidentiality Agreement by and between the Company and Denton Vacuum, LLC, dated 5/26/98, with a term of 3 years, regarding the information disclosed during the course of certain equipment use.

     (e) Consulting Agreement by and between the Company and Eric E. Olson, Jr., dated 4/2/98, regarding non-competition and non-disclosure during the consulting relationship and for periods of twelve (12) months and five (5) years, respectively thereafter.

     (f) Confidentiality Agreement by and between the Company and Rodel, Inc., dated 3/11/98 with a term of 2 years, regarding certain information concerning materials processed by the Company.

     (g) Confidentiality Agreement by and between the Company and Accurel, dated 8/20/98 with an indefinite term, regarding information to be disclosed in connection with a proposed business relationship.

     (h) Confidentiality Agreement by and between the Company and FEI Company, dated as of 8/27/98, with a 5 year term, regarding information to be disclosed in connection with a business relationship.

     (i) Confidentiality Agreement by and between the Company and Michael A. Deluca, dated 11/3/98, with an indefinite term, regarding information to be disclosed in connection with a proposed business relationship.

     (j) Non-Disclosure Agreement by and between the Company and Lucent Technologies, Inc., dated 1/10/00, of an indefinite term, regarding information to be disclosed in connection with a proposed business relationship.

     (k) Confidentiality Agreement by and between the Company and Digital Papyrus Corporation, dated 1/5/00, with an indefinite term regarding information to be disclosed in connection with a proposed business relationship.

     (l) Confidentiality Agreement by and between the Company and NanoMotion, dated 3/10/00, with an indefinite term, regarding information to be disclosed in connection with a proposed business relationship.

     (m) Mutual Confidential Disclosure Agreement by and between the Company and Digital Optics Corporation, dated 2/7/00, with a one year term regarding the disclosure of certain information relating to the design and manufacture of Integrated Optical Assemblies.

     (n) Mutual Non-Disclosure Agreement by and between the Company and AXSUN Technologies, dated 5/6/99, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (o) Confidentiality Agreement by and between the Company and Magnet Sales, dated 1/11/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (p) Mutual Non-Disclosure Agreement by and between the Company and Advanced MicroSensors, Inc., dated 7/9/99, with a term extending 5 years from the termination of the agreement, regarding the disclosure of certain information in connection with a proposed business relationship.

     (q) Mutual Proprietary Information and Non-Disclosure Agreement by and between the Company and Foster-Miller, Inc., dated 12/20/99, with a term of 5 years, regarding the disclosure of certain information in connection with a business relationship.

     (r) Confidentiality Agreement by and between the Company and Kyocera Industrial Ceramics Corporation, dated 5/15/98, with an indefinite term regarding the disclosure of certain information in connection with a proposed business relationship.

     (s) Non-Disclosure and Confidentiality Agreement executed by Western Digital Corporation, dated 8/26/97, with a term of 3 years regarding the disclosure by the company of certain information in connection with a proposed business relationship.

     (t) Agreement by and between the Company and Optical Filter Corporation, dated 7/15/99, with one year term, regarding the disclosure of certain information in connection with a business relationship.

     (u) Proprietary Information Agreement by and between the Company and Resonetics, Inc., dated 7/28/98, with a term of 2 years from the date of disclosure, regarding the disclosure of certain information in connection with a proposed business relationship.

     (v) Confidentiality Agreement by and between the Company and LightChip, Inc. dated 1/26/00, with a term of 5 years, regarding the disclosure of certain information in connection with a business relationship.

     (w) Mutual Confidential Disclosure Agreement by and between the Company and Digital Optics Corporation, dated 1/31/00, with a term of 1 year, regarding the disclosure of certain information in connection with a proposed business relationship.

     (x) Confidential Disclosure Agreement by and among the Company, Yamaha Corporation and TeraStor Corporation, dated 10/1/98, with a term extending 5 years from the date of disclosure, regarding the disclosure of certain information in connection with a proposed business relationship.

     (y) Confidential Disclosure by and between the Company and Sumitomo Special Metals Co., Ltd., dated 10/1/98, with a term extending 5 years from the date of disclosure, regarding certain information disclosed in connection with a proposed business relationship.

     (z) Confidentiality Agreement by and between the Company and Zygo Corporation, dated 2/11/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (aa) Confidentiality Agreement by and between the Company and Pacific Precision Laboratories, Inc., dated 2/24/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (bb) Confidentiality Agreement by and between the Company and Robert Melville, dated 2/16/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (cc) Confidentiality Agreement by and between the Company and CVI Laser Corporation, dated 12/15/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (dd) Confidentiality Agreement by and between the Company and Engis Corporation dated 12/2/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ee) Confidentiality Agreement by and between the Company and Gunars Indars, dated 11/18/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ff) Confidentiality Agreement by and between the Company and ElectroGlass Products, dated 11/25/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (gg) Confidentiality Agreement by and between the Company and Ben Wells, dated 8/20/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (hh) Confidentiality Agreement by and between the Company and Circuit Components, Inc., dated 10/31/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ii) Confidentiality Agreement by and between the Company and Photo Machining, Inc., dated 11/16/99, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (jj) Confidentiality Agreement by and between the Company and Laser Services, Inc., dated 12/15/97, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (kk) Confidentiality Agreement by and between the Company and George Barbastathis, dated 1/05/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ll) Massachusetts Institute of Technology Confidential Disclosure Agreement between the Company and M.I.T., dated 1/5/00; with a term extending 5 years from the termination of the agreement, regarding the disclosure of certain information in connection with a proposed business relationship.

     (mm) Confidentiality Agreement by and between the Company and J.P. Sercel Associates, Inc., dated 8/19/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (nn) Confidentiality Agreement by and between the Company and Professional Investments, Inc., dated 7/27/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (oo) Confidentiality Agreement by and between the Company and John C. Simons, Inc., dated 5/18/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (pp) Confidentiality Agreement by and between the Company and Opticat Associates, Inc., dated 5/04/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (qq) Confidentiality Agreement by and between the Company and Ney Ultrasonics, Inc., dated 4/23/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (rr) Confidentiality Agreement by and between the Company and F. Carrier Company, Inc., dated 3/25/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ss) Confidentiality Agreement by and between the Company and Ray, Simione, Amitron Corporation, dated 3/10/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (tt) Confidentiality Agreement by and between the Company and Lindberg, dated 3/02/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (uu) Confidentiality Agreement by and between the Company and Denny Mui, dated 2/24/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (vv) Confidentiality Agreement by and between the Company and D-Tech, dated 3/20/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ww) Proprietary Information Agreement by and between the Company and Rochester Photonics Corporation, dated 4/05/00, with a term extending 5 years from the date of disclosure, regarding the disclosure of certain information in connection with a proposed business relationship.

     (xx) Confidentiality Agreement by and between the Company and D-Tech and Egide, dated 3/20/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (yy) Confidentiality Agreement by and between the Company and Microelectronic Systems Distributors, dated 3/29/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (zz) Confidentiality Agreement by and between the Company and Benchmark International, Inc., dated 4/04/00, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (aaa) Confidentiality Agreement by and between the Company and Joe Morton, dated 7/09/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (bbb) Confidentiality Agreement by and between the Company and Sammy Shina, dated 9/29/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ccc) Confidentiality Agreement by and between the Company and Stephen Anderson, dated 9/29/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ddd) Confidentiality Agreement by and between the Company and Donald McKelvey, dated 10/06/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (eee) Confidentiality Agreement by and between the Company and Etienne Fonteneau, dated 9/29/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (fff) Confidentiality Agreement by and between the Company and Dr. Seshadri Ramaswamy, dated 1/26/99, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (ggg) Confidentiality Agreement by and between the Company and Ferruh Goceman, dated 1/26/99, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

     (hhh) Confidentiality Agreement by and between the Company and Buehler, Ltd., dated 10/26/98, with an indefinite term, regarding the disclosure of certain information in connection with a proposed business relationship.

8.   The Company is licensed to use the following software:



          Software Title                                  Number of Licenses
          MS Office 97 Pro                                        40
          MS Office 2000 Pro                                      1
          MS Windows NT 4.0 Workstation                           36
          MS Windows NT 4.0 Server                                8
          MS Windows 95                                           8
          MS Windows 98                                           1
          MS Visual SourceSafe                                    1
          MS Visual Studio Pro 6                                  2
          MS Visual Studio 97                                     3
          MS Project 98                                           1
          MS VisualBasic Pro 6.01                                 1
          Autodesk Autocad                                        1
          Autodesk Mechanical Desktop 2                           2
          AutoCad LT                                              1
          SolidWorks 99 Mechanical Design                         1
          Mathsoft 7                                              2
          Webtrends                                               1
          MS SQL Server 6.5                                       1
          MS SQL Server 7.0                                       1
          MS Exchange                                             1



          OSLO 6.4                                                2
          IDL 5.3.1                                               1
          Mathematica 4                                           1
          Veritas Backup Exec 6                                   3
          Veritas Backup Exec 7.3                                 4
          Adobe PageMaker 6.5Plus                                 1
          Symantec Norton AntiVirus                               23
          QuickBooks Pro 99 5 Pack                                5
          QuikBooks 6.0                                           3


9. The Company uses the following equipment on loan from TeraStor corporation:

     (a)      VEECO LL250
     (b)      Dynavac Planetary
     (c)      Suss MA 150
     (d)      Rudolph Ellipsometer
     (e)      Shimadzu Spectrophotomer
     (f)      Comptech Chiller
     (g)      NesLab HX150 Chillers
     (h)      ZYGO Mesa Horizontal System
     (i)      PPL Mirage System
     (j)      ZYGO New View 200 System
     (k)      TeraStor HLA
     (l)      Dashboard PC
     (m)      Firewall PC
     (n)      B-size HP 5000N Printer
     (o)      R/O DI Water System
     (p)      28" Lapping Machine #1
     (q)      Aries DI Water System
     (r)      Branson Ultrasonic Cleaner
     (s)      Branson Ultrasonic Cleaner
     (t)      Branson Ultrasonic Cleaner
     (u)      FFT-built Twyman Green Interferometer
     (v)      FFT HLA/WFS No. 2 (TeraStor-bound)
     (w)      2 Dell Optiplex 233 Computers
     (x)      2 Dell Optiplex GN+ Computers
     (y)      Niemarsky Microscope
     (z)      28" Lapping Machine #2
     (aa)     Dell Computer - Optiplex GXA
     (bb)     Dell Computer - Optiplex GXA (ffti server)
     (cc)     2 Dell Optiplex GXI Computers
     (dd)     Dell laptop computer - Inspiron
     (ee)     Dell computer - Dimension XPS
     (ff)     Dell laptop computer - Latitude
     (gg)     9 Hewlett Packard Computers

                                  Section 5.17
                        EMPLOYEE LABOR MATTERS AND PLANS

(a)  The Company maintains the following plans:

     1.   The Company maintains a 401(k) Retirement Plan.

     2. The Company permits employees to accrue unused vacation time for a period not to exceed two (2) years; however this policy has only recently been communicated to employees.
     3. Please refer to SECTION 5.18 for a listing of the health benefit plans maintained by the Company.

(b)  1.   The following is a complete list of the salaried employees of the
Company:



NAME                                BI-WEEKLY RATE               ANNUAL  SALARY
----                                --------------               --------------
John                  Berg                     $4961.54                 $129,000
David                 Buswell                  $2884.62                  $75,000
Chongwon              Byun                     $3346.15                  $87,000
Hae-Kwon              Chung                    $3346.15                  $87,000
Leonard               Croteau                  $2676.92                  $69,600
Joseph                DeWolfe                  $2366.69                  $61,534
Lori                  Duncan                   $2919.23                  $75,900
Scott                 Friends                  $3230.77                  $84,000
Michael               Harrington               $3230.77                  $84,000
David                 Kent                     $3438.46                   $89400
Thomas                Killoren                    $3150                  $81,900
David                 Kindler                  $4338.46                 $112,800
Phillip               Malyak                   $3683.08                  $95,760
Borislav              Naidenov                 $1315.39                  $34,200
John                  Ritter                   $4188.46                 $108,900
Wayne                 Smith                    $3076.92                  $80,000
Mark                  Steinback                $4038.46                 $105,000
Patrick               Tan                      $4434.23                 $115,290
John                  Watson                   $2868.46                  $74,580
Joseph A.             Fasano                  $1,461.54                  $38,000
John                  Howard                     $2,385                  $62,010


     2. The following is a complete list of the employees of the Company compensated on an hourly rate:



NAME                                    HOURLY RATE           ANNUAL  PAY*
----                                    -------------         -----------
Scot            Barrows                      $16                        $33,280
Carol           Berg                         $13                        $27,040
Diane           Briggs                       $23                        $47,840




Arnold          Brouwer                      $13                      PART TIME
Robert          Cudmore                      $17                        $35,360
Lydia           Heckman                    $14.6                        $30,368
Robert          Kusy                      $21.65                        $45,032
Nicholas        Lozzi                       $9.5                      PART TIME
Guy             Messier                    $18.5                        $38,480
Jeffrey         Murzycki                     $10                      PART TIME
Robert          Natale                       $15                        $31,200
Deborah         O'Connor                  $14.75                        $30,680
Gary            Potwin                       $20                        $41,600
Robert          Shilinsky II              $14.75                        $30,680
Marjorie        Swenson                      $23                        $47,840
Michael         Terrio                    $23.03                        $47,902
Leonid          Tesmenitsky                  $16                        $33,280


*Annual income based on an assumed 40 hour work week.

     All of the employees and consultants listed above have entered into the Company's standard Employment/Intellectual Property and Non-Competition Agreement.

(d) The receipt by certain employees of the Company of property in exchange for unvested stock options in connection with the merger of the Company and Zygo TeraOptix, Inc. may constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code.

(e) The Company has made no loans to any of its officers, directors, employees, shareholders or consultants.

                                  Section 5.18
                               INSURANCE POLICIES

EMPLOYEES

1. The Company offers two Blue Cross Blue Shield HMO Plans to all full-time employees.

2.   The Company offers a Fallon HMO Plan to all of its full-time employees.

3. The Company offers dental insurance through Delta Dental to all full-time employees.

4. The Company has group short-term and long-term disability insurance, accidental death and dismemberment and group term life insurance coverage up to $200,000 which is offered to its full-time employees.

5. The Company has a Workers Compensation and Employers Liability Insurance Policy with Eastern Casualty Insurance Company, with the following coverage amounts: Bodily Injury by Accident, $500,000 per accident; Bodily Injury by Disease, $500,000 policy limit and $500,000 for each employee.

6. The Company maintains key man life insurance coverage with First Colony Life Insurance Company with coverage up to $1,000,000 for each of John Berg and Patrick Tan.

ASSETS

1. The Company maintains property insurance with The Federal Insurance Company, with the following coverage:



     Personal Property:         $1,200,000
     Business Income:           $  750,000
     In Transit:                $  100,000


     The Company intends to renew its insurance coverage in May, 2000 and further intends (but does not currently have) to obtain product liability and errors and omissions insurance coverage.

                                  Section 5.21
                             SUPPLIERS AND CUSTOMERS

     (a)(i) The following is a list of the suppliers to the Company in 1999 or anticipated in 2000 that account for five percent (5%) or more of the Company's cost of sales:

     None.

     (a)(ii) The following is a list of all customers with orders in excess or equal to five (5) percent of the Company's sales revenue in 1999 or anticipated in 2000:

     TeraStor Corporation - 1999 & 2000
     Axsun Technologies - 1999
     IBM - 2000

     (a)(iii) The following is a list of all other suppliers and customers the loss of which could have a Material Adverse Effect on the Company:

     Aetrium, Inc.
     Digital Optics Corp.
     Laser Diode
     LightChip Technologies

                                  Section 5.22
                             INTELLECTUAL PROPERTIES

     The Company has entered into the following exclusive agreements relating to its Intellectual Property:

     a. Proprietary and Intellectual Property Agreement by and between the Company and Digital Papyrus Corporation, dated, as of February 17, 1998 pursuant to which the parties confirm the ownership of intellectual property developed by the parties between June 2, 1997 and January 26, 1998

     b. See Confidentiality and Non-Disclosure agreements listed on
SECTION 5.16.

     c. Pursuant to the terms of a Consulting Agreement by and between the Company and TeraStor Corporation, dated September 1, 1997, the Company has assigned its rights to the following patents developed in connection therewith:

         1. U.S. Patent Application, serial number 09/292,762, entitled "An Optical Recording Head Having a Solid Immersion Lens", filed 4/14/99 with the U.S. Patent and Trademark Office.

         2. U.S. Patent Application, serial number 09/374,446, entitled "Optical Head with Monolithic Layer", filed 8/13/99 with the U.S. Patent and Trademark Office.

         3. U.S. Patent Application, serial number 09/453,667, entitled "Monolithic Optical Head", filed 12/03/99 with the U.S. Patent and Trademark Office.

         4. U.S. Patent Application, serial number 09/453,644, combined provisional applications entitled "SIL Bonding Method" (60/110,949) and "Compliant Cage" (60/124,109), filed 12/03/99 with the U.S. Patent and Trademark Office.

         5. U.S. Provisional Patent Application, serial number 60/151,617, entitled "Optical/Magneto-Resistive Integrated Head", filed 8/13/99 with the U.S. Patent and Trademark Office.

PATENTS AND PATENT APPLICATIONS

1.   U.S. Patent Application, serial number 09/518,852, entitled
"Interferometric System for and Method of Testing and Characterizing Micro-Optic Components", filed 2/11/00 with the U.S. Patent and Trademark Office.

2. U.S. Provisional Patent Application, serial number 60/181,681, entitled "Electromagnetic Curtain Switch Design", filed 2/11/00 with the U.S. Patent and Trademark Office.

3. U.S. Provisional Patent Application, serial number 60/181,975, entitled "Method of Fabrication for Microlense Arrays", filed 2/11/00 with the U.S. Patent and Trademark Office.

4. U.S. Provisional Patent Application, serial number 60/181,829, entitled "Control means to Actuate Microswitch Experiencing Stiction", filed 2/11/00 with the U.S. Patent and Trademark Office (duplicate application filed 12/2/99).

5. U.S. Provisional Patent Application, serial number 60/182,003, entitled "Switch Utilizing Electrostatic and Electromagnetic Forces", filed 2/11/00 with the U.S. Patent and Trademark Office.

6. U.S. Provisional Patent Application, serial number 60/182,005, entitled "Process for Creating Solid Filling Vias in Ceramic Substrates Using a Conductive Back Plane, Drilling, Electroplating and Lapping", filed 2/11/00 with the U.S. Patent and Trademark Office.

7. U.S. Provisional Patent Application, serial number 60/181,680, entitled "Fiber Optic With an Integrated Photodiode Quad Selector", filed 2/11/00 with the U.S. Patent and Trademark Office.

8. U.S. Provisional Patent Application, serial number 60/181,984, entitled "Localized Heating Elements for Precision Soldering in Optoelection & Packaging", filed 2/11/00 with the U.S. Patent and Trademark Office.

9. U.S. Provisional Patent Application, serial number 60/181,682, entitled "Apparatus for Testing Aspherical Surfaces", filed 2/11/00 with the U.S. Patent and Trademark Office.

10. U.S. Provisional Patent Application, serial number 60/181,675, entitled "System for and Method of Acquiring, Managing and Accessing Remote Date for Central Processing and Retransmission of Results", filed 2/11/00 with the U.S. Patent and Trademark Office.

11. U.S. Provisional Patent Application, serial number 60/181,828, entitled "Optical Switch Array With Magnetically - Actuated Suspended for Mirrors Between Parallel Plates", filed 2/11/00 with the U.S. Patent and Trademark Office.

12. U.S. Provisional Patent Application, serial number 60/177,846, entitled "TIR Wavelength Filter", filed 1/25/00 with the U.S. Patent and Trademark Office.

TRADEMARK APPLICATIONS

1. Intent to Use Trademark Application for "MicroLUPI", filed April 24, 2000 with the U.S. Patent and Trademark Office.

2. Intent to Use Trademark Application for "MicroLUPI 2000", filed April 24, 2000 with the U.S. Patent and Trademark Office.

REGISTERED COPYRIGHTS

None.

REGISTERED DOMAIN NAMES

1.   ffti.com

2.   petaoptix.com

3.   petaoptix.net

LICENSES

Please refer to SECTION 5.16

                                  Section 5.23
                                    LICENSES

                                See SECTION 5.22

                                  Section 5.24
               RESTRICTIVE DOCUMENTS AND TERRITORIAL RESTRICTIONS

                                See SECTION 5.16

                                  Section 5.25
                                  BANK ACCOUNTS

The Company maintains the following bank accounts:

1.   Benjamin Franklin Savings Bank Act #0070000115
     Signatories: Thomas K. Killoren
                  Robert N. Cudmore

2.       Silicon Valley Bank Act. # 3300189581
         Signatories: John Berg
                      Patrick Tan

3.       Bank Boston
         Act. #503 36618
         Act. #503 36595
         Act. #749 54155
         Signatories: John Berg
                      Patrick Tan

                                  Section 5.26
                                COMPUTER SYSTEMS

The Company owns all of the computer hardware and network hubs used by the Company not listed on SECTION 5.16. Please refer to SECTION 5.16 for a listing of equipment used under lease or loan.

                                  Section 5.27
                                   ACCOUNTING

John Berg, President of the Company, owns 50 shares of Zygo Common Stock in his individual capacity. The shares were acquired on March 10, 2000.

                                  Exhibit 9.05

                            Pooling Affiliates Letter

                                                                EXHIBIT 10.01(c)

                                ESCROW AGREEMENT

     ESCROW AGREEMENT, dated May 5, 2000, by and among (i) Zygo Corporation, a Delaware corporation ("Acquiror" or "Zygo"), (ii) the individuals and entities listed on SCHEDULE 1 hereto (the "Shareholders") and (iii) Continental Stock Transfer & Trust Company (the "Escrow Agent").

                         B A C K G R O U N D F A C T S:
                         - - - - - - - - - - - - - - -

     A. Pursuant to the Merger Agreement dated as of May 5, 2000 (the "Merger Agreement"), by and among Zygo, Zygo TeraOptix, Inc. ("Sub"), Firefly Technologies, Inc. ("Firefly"), and all the holders of capital stock of Firefly (each, a "Shareholder," and collectively, the "Shareholders"). The Shareholders have transferred all of the issued and outstanding shares of common stock, $.01 par value per share, of Firefly to Zygo, and the Shareholders have received as consideration (the "Merger Consideration") for the outstanding shares of capital stock of Firefly the number of shares of the common stock, $.10 par value per share, of Zygo (the "Zygo Common Stock") indicated opposite each Shareholder's name on SCHEDULE 1 hereto.

     B. Pursuant to the Merger Agreement, the Shareholders agreed to indemnify Zygo for certain loss contingencies, and it is a requirement under the Merger Agreement that the Shareholders, Zygo and the Escrow Agent shall have executed and delivered an agreement in the form hereof.

     C. The purpose of this Agreement is to provide collateral security to Zygo consisting of the shares of Zygo Common Stock delivered pursuant to the Merger Agreement and deposited as provided herein for the indemnity furnished by the Shareholders to Zygo pursuant to the terms of the Merger Agreement.

                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree, as follows:

     1. CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

         (a) The term "Claim Certificate" shall have the meaning set forth in
Section 4 hereof.

         (b) The term "Escrow Certificate" shall have the meaning set forth in
Section 3 hereof.

         (c) The term "Escrowed Zygo Shares" shall mean the shares of Zygo Common Stock at any time represented by the Escrow Certificate delivered to the Escrow Agent as provided in Section 3 and any other Zygo Common Stock received by the Escrow Agent as provided in Section 7 as well as all other property or cash obtained by the Escrow Agent in respect of or in exchange for the Zygo Common Stock.

         (d) The term "Escrow Fund" shall mean the sum of the Escrowed Zygo Shares and additional property delivered to the Escrow Agent pursuant to Section 7 hereof.

         (e) The term "Final Determination" shall mean the final decision of any court of competent jurisdiction from which no appeal has been allowed because of lapse of time or otherwise.

         (f) The term "Joint Losses" shall mean any amount for which the Shareholders are jointly and severally liable arising under Section 11.01(a) of the Merger Agreement.

         (g) The term "Losses" shall mean Joint Losses and Several Losses.

         (h) The term "Majority Owners" shall mean the Shareholders who, at the time specified, beneficially own a majority in interest of the Escrowed Zygo Shares.

         (i) The term "Other Property" shall have the meaning set forth in
Section 4(b) hereof.

         (j) The term "Several Losses" shall mean any amount for which a Shareholder is severally liable arising under Section 11.01(b) of the Merger Agreement.

         (k) The term "Threshold Amount" shall mean an aggregate of $500,000 of Losses.

         (l) Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     2. ESCROW FUND. This Agreement has been executed and delivered, and the Escrow Fund has been established, for the purpose of providing collateral security for the indemnification of Zygo in accordance with Article X of the Merger Agreement. The provisions of the Merger Agreement shall establish the notice requirements and mechanics of defense for all claims of indemnification for which the Escrow Fund established hereby is available and are incorporated by reference herein. This Agreement is not intended to create any rights to indemnification or other payments in addition to those provided for in the Merger Agreement.

     3. ESCROWED ZYGO SHARES. On the Effective Date, Zygo shall deliver or cause to be delivered to the Escrow Agent, for the account of the Shareholders, a certificate registered in the name of the Escrow Agent (the "Escrow Certificate") for 230,393 shares of Zygo Common Stock. The shares of Zygo Common Stock represented by the Escrow Certificate shall be held by the Escrow Agent in accordance with the terms of this Agreement, and shall not, except as provided in Section 6 hereof, be sold or disposed of by the Escrow Agent. Zygo shall provide and the Escrow Agent shall maintain a written record of the name and address of each Shareholder and the number of shares of Escrowed Zygo Shares or amount of other property credited to his, her, or its account. Initially, the shares of Escrowed Zygo Shares shall be credited in accordance with the instructions of Zygo to the accounts of Shareholders in the same proportion as shares of Zygo Common Stock are issued to such Shareholders in the Merger. Thereafter, the accounts of the Shareholders shall be adjusted as provided in this Agreement. The respective interests of the Shareholders in the Escrow Fund shall not be transferable or assignable other than (a) to executors, administrators, legatees or heirs of the Shareholders, (b) in a transaction involving no change in beneficial ownership or (c) to a trust, family limited partnership or other estate-planning vehicle for the benefit of Shareholders' family members, provided such transferee agrees to be bound by the terms of this Agreement. Notice of any transfer permitted by clause (b) hereof shall be given to Zygo and the Escrow Agent, and no such transfer shall be valid until such notice is given and such transferee agrees to be bound by the terms of this Agreement.

     4.   CLAIMS AGAINST ESCROW FUND.

         (a) Subject to the terms and conditions of this Agreement including without limitation Section 4(c), the Escrow Fund shall be available as collateral security for Zygo's right to payment by a Shareholder or Shareholders for and in respect of Losses. If Zygo shall suffer or incur Losses, it shall provide such notice to the Indemnifying Party as is required in the Merger Agreement. In the event that Zygo does not receive payment of the amount(s) owed by the Indemnifying Party at the time the amount of any liability for Losses on the part of the Indemnifying Party under the Merger Agreement is finally determined in accordance with Article XI of the Merger Agreement, Zygo at its option may, but shall not be obligated to, deliver simultaneously to the Escrow Agent (in which case it shall also be delivered simultaneously to the Shareholder) a certificate ("Claim Certificate"), which shall be signed by the President, Chief Financial Officer, or a Vice President of Zygo, to the effect that Zygo has suffered or incurred Losses in the amount specified in such Claim Certificate and setting forth the basis for such Losses. Subject to paragraph
(c) and (d) below, upon receipt of any such Claim Certificate, the Escrow Agent shall, as soon as practicable (but not earlier than fifteen (15) Business Days after the delivery to the Escrow Agent of such Claim Certificate), make a payment to Zygo from the Escrow Fund in accordance with this Section 4. Notwithstanding that the Escrow Agent is not required to make payment on a Claim Certificate, because, pursuant to Section 4(d) below, the aggregate Losses to date (including the losses referred to in such Claim Certificate) do not exceed the Threshold Amount, the Escrow Agent will nevertheless deliver a notice of such claim to the Shareholder or Shareholders, as the case may be.

         (b) Whenever the Escrow Agent is required to make a payment out of the Escrow Fund hereunder, the Escrow Agent shall, upon receipt of written instruction from Zygo and the Shareholder(s), withdraw from the Escrow Fund in accordance with a written instruction of Zygo. In the event that the Losses referred to in a Claim Certificate are Joint Losses, then the Escrow Agent shall withdraw from the Escrow Fund and deliver to Zygo the full amount of such Joint Losses (to the extent available in the Escrow Fund) and the accounts of the Shareholders shall be reduced on a pro rata basis in accordance with the ratio of the original deposits of Zygo Common Stock initially comprising the Escrow Fund. In the event that the Losses referred to in a Claim Certificate are Several Losses, then the Escrow Agent shall withdraw from the Escrow Fund and deliver to Zygo an amount equal to such Several Losses, provided that the amount so withdrawn shall consist solely of Escrow Funds then allocated to the account of the Shareholder(s) responsible for such Several Losses (the "Several Shareholder"). Any withdrawal of property from the Escrow Fund in accordance herewith shall be made in the following order of priority: (i) first, shares of Zygo Common Stock (valued as set forth below) and (ii) second, to the extent there is an insufficient number of shares of Zygo Common Stock in the Escrow Fund to pay the Losses, any other property ("Other Property") comprising the Escrow Fund (which may be deposited in the Escrow Fund pursuant to Section 7 hereof). The Escrow Agent shall transfer, deliver and assign to Zygo, as applicable, such number of shares of Zygo Common Stock (adjusted for any stock split, dividend, etc.) (rounded to the next highest whole share) and/or Other Property held in the Escrow Fund which shall be indicated in the Claim Certificate of Zygo referred to hereinabove and required to be delivered to the Escrow Agent. For purposes of determining the number of shares of Zygo Common Stock required to pay the Indemnity Claim or the number of shares of Zygo Common Stock deemed to have been paid if payment is made in cash, the Zygo Common Stock will be valued at the average last sale price of the Zygo Common Stock, as reported by the principal securities exchange on which the Zygo Common Stock is listed or admitted to trading, or, if the Zygo Common Stock is not listed or admitted to trading on any securities exchange or if any such exchange on which the Zygo Common Stock is listed is not its principal trading market, the average closing bid price as furnished by the National Association of Securities Dealers Inc. through Nasdaq, the OTC Bulletin Board or similar organization, for the twenty consecutive trading days ending on and including the trading day immediately preceding the Effective Date. Other Property, if any, shall be valued in good faith by the Board of Directors of Zygo. The delivery by the Escrow Agent to Zygo of the shares of Zygo Common Stock determined by Zygo's computation of their value as stated above shall be effected by surrender to Zygo, or its transfer agent, of the Escrow Certificate then in its possession, and Zygo, or its transfer agent, shall promptly issue to the Escrow Agent a new stock certificate registered in its name for the number of shares of Zygo Common Stock then remaining in the Escrow Fund as reduced by the number of shares of Zygo Common Stock surrendered to Zygo.

         (c) Unless, within fifteen (15) business days after delivery to the Shareholders of any Claim Certificate, the Majority Owners (in the case of a claim in respect of Joint Losses) or the Several Shareholder (in the case of a claim for Several Losses), as the case may be, give written notice to Zygo and the Escrow Agent, in good faith, that they question the accuracy of, or matters included in, such Claim

Certificate (including, if applicable, a reasonably detailed explanation as to why such Majority Owners or Several Shareholders, as the case may be, question the accuracy of or matters included in, such Claim Certificate and whether such Shareholder is responsible for such loss), such Claim Certificate shall constitute full authority to the Escrow Agent to take the action provided for in the preceding paragraph and shall be conclusive on all parties hereto. If the Majority Owners or the Several Shareholder, as the case may be, give notice questioning the accuracy of, or matters included in, such Claim Certificate, the Escrow Agent shall not assign to Zygo any Escrowed Zygo Shares or make any indemnification payment to Zygo pursuant to this Section 4 until (i) it receives the written consent of the Majority Owners or the Several Shareholder, as the case may be, or (ii) there is a Final Determination with respect to the dispute. After notice by the Majority Owners or the Several Shareholder, as the case may be, questioning the accuracy of, or matters included in, a Claim Certificate, either Zygo (on the one hand) or the Majority Owners or the Several Shareholder, as the case may be (on the other hand), may seek a declaratory judgment from any court of competent jurisdiction to resolve the disagreement. The party against whom such declaratory judgment is actually rendered shall reimburse the other party thereto for the reasonable expenses incurred by it in the defense, prosecution or investigation of such claim.

         (d) Notwithstanding anything herein to the contrary, except as otherwise expressly provided in the Merger Agreement, no payments shall be made out of the Escrow Fund for indemnity of Losses until such Losses exceed the Threshold Amount, at which time, all accrued Losses shall be paid.

         (e) If any dispute arises as to any matter arising under this Escrow Agreement or there arises any uncertainty as to the meaning or applicability of any of the provisions hereof, or as to the Escrow Agent's duties, rights or responsibilities hereunder, the Escrow Agent may, at it option at any time thereafter deposit the Escrowed Zygo Shares then being held by it in escrow into a court having appropriate jurisdiction, and the Escrow Agent shall thereby be discharged and relieved of all liability hereunder.

     5. TERMINATION. The Escrow Fund shall terminate on the earlier of the Representation Termination Date (as detailed in the Merger Agreement) and the date that there are no outstanding indemnification claims as to which the Escrow Agent has received notice pursuant to Section 4 hereof (the "Termination Date") or upon written notice from Zygo and the Majority Owners to the Escrow Agent. Any Escrowed Zygo Shares or other property then held in the Escrow Fund shall be distributed upon termination by the Escrow Agent in accordance with the provisions of Section 6 hereof. Notwithstanding the foregoing, if on or before the Termination Date Zygo has (a) duly delivered a Claim Certificate with respect to a claim which has not been satisfied pursuant to this Agreement or
(b) delivered to the Escrow Agent and the Shareholders written notice of the specific basis giving rise to a breach of any representation, warranty or agreement made by Firefly or the Shareholders in the Merger Agreement and for which indemnification is available under the Merger Agreement and if Zygo has delivered to the Escrow Agent a good faith written estimate of the maximum potential amount of Losses resulting from such claim or potential claim (specifying in a reasonable detail the basis therefor), the Escrow Fund shall not terminate with respect to such claims until all such claims have been fully satisfied or resolved or a Final Determination has been rendered with respect thereto. Until such termination, the Escrow Agent shall retain in the Escrow Fund that amount of Escrowed Zygo Shares as instructed in writing by Zygo and having a value allocated and determined in accordance with the Merger Agreement and Section 4(b) hereof, which Escrowed Zygo Shares shall equal 100% of Zygo's estimate of Losses resulting from all claims described in items (a) and (b) above; provided, however, that Zygo shall, by written notice to the Escrow Agent and the Shareholders, authorize the Escrow Agent to distribute an appropriate amount of Escrowed Zygo Shares if at any time after the Termination Date Zygo determines in good faith that the value of the Escrowed Zygo Shares exceeds 100% of Zygo's estimate of Losses resulting from all then outstanding claims. The Majority Owners may in good faith dispute the valuation of Other Property and the estimate of Losses resulting from all then outstanding claims provided by Zygo, and may require, with respect to such disputed amounts, the parties to resolve the dispute in arbitration proceedings pursuant to Section 14 hereof. In the event that the value of the shares of Zygo Common Stock and other assets, if any, then remaining in the Escrow Fund is less than 100% of Zygo's estimate of Losses resulting from all then outstanding claims, then Zygo shall instruct the Escrow Agent in writing to retain all remaining assets in the Escrow Fund. Notwithstanding the foregoing, Escrowed Zygo Shares allocated to the account of any Shareholder who is not liable under the Merger Agreement for an outstanding claim or whose account under the Escrow Fund exceeds his or its potential liability for estimated Losses (determined in good faith by Zygo) resulting from all such claims as of the Termination Date shall not be retained in the Escrow Fund. Promptly after the Termination Date, any shares or other assets in the Escrow Fund having a value in excess of that required to be retained in the Escrow Fund pursuant to the foregoing, or attributable to the account of a Shareholder whose account under the Escrow Fund exceeds his or its potential liability for estimated Losses (determined in good faith by Zygo) for outstanding claims, shall be distributed to the Shareholders in accordance with Section 6 hereof and shall no longer be subject to this Agreement.

     6. DISTRIBUTION OF THE ESCROWED ZYGO SHARES. Upon the termination of the Escrow Fund pursuant to Section 5 hereof, and subject to the terms of Section 5, the Escrow Agent shall, upon written instruction from Zygo and the Shareholder(s), within ten (10) days of such termination distribute to each of the Shareholders at their last known addresses appearing on the records of the Escrow Agent, the amount of Escrowed Zygo Shares allocated to the account of such Shareholder. Any delivery of shares of Zygo Common Stock shall be of full shares, and the Escrow Agent shall, upon instructions received from the Majority Owners, make such adjustments for fractional share interests as the Majority Owners in their sole discretion deem appropriate.

     7. DELIVERY AND DEPOSIT OF ADDITIONAL STOCK OR PROPERTY. Any cash, securities or other property distributable or payable to the Shareholders in respect of, or in exchange for, any of the Escrowed Zygo Shares, whether by way of cash dividends, stock dividends, stock splits, recapitalizations, liquidations, mergers, consolidations, split-offs, spin-offs, or exchanges or conversions of shares or the like, or interest or other earnings on the Escrowed Zygo Shares, shall be delivered to, and deposited with, the

Escrow Agent, who shall hold such cash, securities and other property in the Escrow Fund, subject to all of the provisions of this Escrow Agreement relating to the Escrow Fund. Any such distributions or payments shall be added to the accounts of the Shareholders in accordance with their respective interests in the Escrow Fund.

     8. VOTING OF SHARES AND REPORTS. Each of the Shareholders shall have the right, in their discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Zygo Shares credited to his, her, or its account, and the Escrow Agent shall comply with any such directions of each of the Shareholders. The Escrow Agent shall not vote any of the Escrowed Zygo Shares as to which no voting instructions have been given.

     9. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders severally represents and warrants to Zygo as follows:

         (a) The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by such Shareholder has been, if applicable, duly and validly authorized by all necessary proceedings. Such Shareholder has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

         (b) The execution, delivery and performance of this Agreement by such Shareholder does not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or affected or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or such Shareholder's properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been or will be obtained by such Shareholder on or prior to the Closing Date and copies of which have been or will be delivered to Zygo.

     10. REPRESENTATIONS AND WARRANTIES OF ZYGO. Zygo represents and warrants to the Shareholders as follows:

         (a) The execution and delivery of this Agreement, and the consummation and performance of the transactions contemplated hereby, by Zygo have been duly and validly authorized by all necessary proceedings. Zygo has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by Zygo and constitutes a legal, valid and binding obligation of Zygo, enforceable against Zygo in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

         (b) The execution, delivery and performance of this Agreement by Zygo do not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which Zygo is a party or by which Zygo or any of its properties or assets may be bound or affected or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Zygo or its properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which requisite waivers or consents have been or will be obtained by Zygo on or prior to the Closing Date and copies of which have been or will be delivered to the Shareholders.

     11. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

         (a) If to the Company or the Shareholders, 100 Kuniholm Drive, Holliston MA 01746, Attention: John Berg (telefax number (508) 429-2071); with a copy to Mark B. Stein, Esq., McDermott, Will & Emery, 28 State Street, 34th Floor, Boston, MA 02109 (telefax number (617) 535-3800),

         (b) If to Purchaser, Laurel Brook Road, Middlefield, Connecticut 06455-0448, Attention: President (telefax number 860-347-8372); with a copy to:
Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103,
Attention: Paul Jacobs, Esq. (telefax number 212- 752-5958), or such other addresses as shall be furnished by like notice by such party.

         (c) If to the Escrow Agent, 2 Broadway, New York, New York 10004,
Attention: Compliance Department.

         All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or if sent by nationally recognized overnight courier service, be effective one business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

     12. LIABILITY OF THE ESCROW AGENT. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement except for its own willful misconduct or gross negligence. The Escrow Agent may retain counsel and act with respect to this Agreement and its obligations hereunder on the advice of such counsel. The Escrow Agent shall be, and hereby is, jointly and severally indemnified and saved harmless by the parties hereto from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation or action in interpleader shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged to have acted in bad faith or to have been grossly negligent. Zygo shall be responsible for determining any requirements for paying taxes or reporting any payments for tax purposes. Zygo and the Majority Owners may give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. Zygo and the Shareholders, jointly and severally, covenant and agree to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no duties or obligations except those expressly set forth in this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no obligation to make any payment, investment or disbursement of any type pursuant hereto or to incur any financial liability in the performance of its duties hereunder unless Zygo shall have deposited with the Escrow Agent sufficient funds therefor. The Escrow Agent may conclusively rely upon and shall be protected, indemnified and held harmless by Zygo and the Shareholders, jointly and severally, in acting upon the written (which shall include instructions given by telecopier or other telecommunications device) or oral instructions of any officer or agent of either of them or of counsel to either of them with respect to any matter relating to its actions as Escrow Agent hereunder, and the Escrow Agent shall be entitled to request that further instructions be given by such persons or to request that instructions be given in writing.

     13. FEES AND EXPENSES. Zygo and the Shareholders (in the aggregate) shall each be responsible for and shall pay to the Escrow Agent one-half of its reasonable fees for the services rendered by the Escrow Agent pursuant to the provisions of this Agreement with respect to the Escrow Fund and will equally reimburse the Escrow Agent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services. Zygo and the Shareholders shall each pay one-half of any transfer taxes incurred as a result of the operation of any provision of this Agreement relating to the Escrow Fund.

     14. ARBITRATION. Any dispute or controversy between the parties arising out of, or in connection with, Section 5 of this Agreement shall be determined and settled by arbitration to be held in the City of New York, New York pursuant to the rules of the American Arbitration Association or any successor thereto. Any award rendered thereunder shall be final and binding on the parties and judgment may be entered thereon in any court of competent jurisdiction.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. BINDING EFFECT. This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Zygo, the Shareholders and the Escrow Agent and their respective heirs, successors and assigns.

     17. SUCCESSOR ESCROW AGENT. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to Zygo and the Shareholders and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $100,000,000, shall be appointed by Zygo. Any such successor Escrow Agent shall deliver to Zygo and the Shareholders a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the Escrow Fund.

     18. CONFIRMATION OF ESCROW AGENT'S APPOINTMENT. Zygo and the Shareholders hereby confirm the appointment of Continental Stock Transfer & Trust Company to act as Escrow Agent under this Escrow Agreement, and Continental Stock Transfer & Trust Company hereby accepts such appointment.

     19. ENTIRE AGREEMENT. This Agreement and the Merger Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

     20. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions, and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

     21. AMENDMENTS. This Agreement may only be amended or modified by a written instrument executed by Zygo, the Majority Owners (on behalf of the Shareholders) and the Escrow Agent.

     22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day, month and year first written above.

                                   ZYGO CORPORATION

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

Accepted and Agreed:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Escrow Agent


By:
   -------------------------------
   Name:
   Title:


                                      SHAREHOLDERS:


                                      -----------------------------------------
                                            John Berg


                                      -----------------------------------------
                                            Patrick Tan


                                      -----------------------------------------
                                            Mark Wilder


                                      -----------------------------------------
                                            David Kindler


                                      -----------------------------------------
                                            Phillip Malyak


                                      -----------------------------------------
                                            David Kent

                                      -----------------------------------------
                                            David Buswell


                                      -----------------------------------------
                                            John Howard


                                      -----------------------------------------
                                            Michael Terrio


                                      -----------------------------------------
                                            Jeffrey Murzycki


                                      -----------------------------------------
                                            Borislav Naidenov


                                      -----------------------------------------
                                            Robert Natale


                                      -----------------------------------------
                                            Lydia Heckman


                                      -----------------------------------------
                                            Barry Mitchel


                                      -----------------------------------------
                                            Don Clausing


                                      -----------------------------------------
                                            Michael Harrington


                                      -----------------------------------------
                                            Deborah O'Connor

                                      -----------------------------------------
                                            Kenneth Mueller


                                      -----------------------------------------
                                            Thomas Killoren


                                      -----------------------------------------
                                            Easen Ho


                                      -----------------------------------------
                                            Digital Papyrus Corporation


                                      -----------------------------------------
                                            TeraStor Corporation


                                      -----------------------------------------
                                            John Ritter


                                      -----------------------------------------
                                            Lori Duncan


                                      -----------------------------------------
                                            Scott Friends


                                      -----------------------------------------
                                            Chongwon Byun


                                      -----------------------------------------
                                            Hae Kwon Chung


                                      -----------------------------------------
                                            John Watson


                                      -----------------------------------------
                                            Mark Steinback

                                      -----------------------------------------
                                            Leonard Croteau


                                      -----------------------------------------
                                            Guy Messier


                                      -----------------------------------------
                                            Wayne Smith


                                      -----------------------------------------
                                            Joseph DeWolfe


                                      -----------------------------------------
                                            Diane Briggs


                                      -----------------------------------------
                                            Gary Potwin


                                      -----------------------------------------
                                            Marjorie Swenson


                                      -----------------------------------------
                                            Leonid Tesmenitsky


                                      -----------------------------------------
                                            Robert Kusy


                                      -----------------------------------------
                                            Carol Berg


                                      -----------------------------------------
                                            Robert Shillinsky II


                                      -----------------------------------------
                                            Scott Barrows


                                      -----------------------------------------
                                            Robert Cudmore

                                   FIREFLY TECHNOLOGIES, INC. VOTING
                                   TRUST

                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                   SCHEDULE  1


NAME AND ADDRESS OF SHAREHOLDERS              NUMBER OF ZYGO COMMON STOCK
John Berg                                               532,934
183 Blackstone St.
Bellingham, MA 02109

Patrick Tan                                             336,363
3 Wilson St.
Wellesley, MA 02482

TeraStor Corporation                                     86,775
2310 North First Street
San Jose, CA 95131

David Kindler                                           106,618
78 Elsinore St.
Concord, MA 01742

David Buswell                                            91,290
21 Dogwood Dr.
Townsend, MA 01469

Mark Wilder                                              69,350
7 Clark Road
Bedford, MA 01730

Thomas Killoren                                         103,753
11 Sherman Ave.
Franklin, MA 02038

Digital Papyrus Corporation                              43,387
100 Kuniholm Dr.
Holliston, MA 01746

Easen Ho                                                 43,387
c/o Fireftly Technologies, Inc.
100 Kuniholm Dr.
Holliston, MA 01746



David Kent                                              94,568
38 Pond Street
Framingham, MA 01702

Phillip Malyak                                          94,568
40 Culloden Dr.
Canton, MA 02021

Michael Harrington                                      81,581
20 Caughy St, Apt. A
Waltham, MA 02154

Don Clausing                                            13,074
245 Bishops Forrest Dr.
Waltham, MA 02154

John Howard                                             25,535
10 Rome Way
Ashland, MA 01721

Michael Terrio                                          14,566
806 South Main St.
Bellingham, MA 02109

Jeffrey Murzycki                                        6,580
172 Blackstone St.
Bellingham, MA 02109

Borislav Naidenov                                       15,356
24 Gardner St.
Newton, MA 02458

Robert Natale                                           8,043
51 Robin Rd.
Westboro, MA 01581

Lydia Heckman                                           8,803
367 S. Quinsigamond
Shrewsbury, MA 01545

Barry Mitchel                                           4,416
70 Longview Road
Reading, MA 01867



Deborah O'Connor                                         8,833
178 Russell St.
Worcester, MA 01609

Kenneth Mueller                                          2,251
32 Nason St.
Bellingham, MA 02019

John Ritter                                             117,010
44 Pequot Rd.
Wayland, MA 01778

Lori Duncan                                              58,505
1475 Mass. Ave., Apt. #217
Lexington, MA 02173

Scott Friends                                            50,648
113 Howe St.
Framingham, MA 01702

Chongwon Byun                                            49,729
22 Crestview Dr.
Westboro, MA 01581

Hae Kwon Chung                                           49,729
53 Chandler St., Apt. #1
Boston, MA 02116

John Watson                                              29,252
45 Juniperwood Dr.
Haverhill, MA 01832

Mark Steinback                                           24,702
59 Jane Rd.
Newton, MA 02459

Leonard Croteau                                          21,521
2 Westport Circle
Worcester, MA 01605

Guy Messier                                              21,939
85 Earle St.
Norwood, MA 02062



Wayne Smith                                             15,439
15 Clifton Ave.
Marblehead, MA 01945

Joseph DeWolfe                                          12,787
237 Lincoln St.
Blackstone, MA 01504

Diane Briggs                                            8,441
99 Holden St.
Shrewsbury, MA 01545

Gary Potwin                                             8,692
265 Old Connecticut
Wayland, MA 01778

Marjorie Swenson                                        7,764
60 Pinehurst Ave.
Auburn, MA 01501

Leonid Tesmenitsky                                      7,243
114 Metropolitan Ave.
Ashland, MA 01721

Robert Kusy                                             5,823
72 Lee St.
West Boylston, MA 01583

Carol Berg                                              6,456
183 Blackstone St.
Bellingham, MA 02109

Robert Shillinsky II                                    5,823
55 High St.
Uxbridge, MA 01589

Scot Barrows                                            6,519
21 Holt Street
West Boylston, MA 01583

Robert Cudmore                                          3,882
One Stanley Road
Medway, MA 02053

          Total                                     2,303,934


                                                             Exhibit 10.01(e)(1)

                              EMPLOYMENT AGREEMENT

         AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and John Berg, residing at 183 Blackstone St., Bellingham, MA 02109 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

         WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

         WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 10 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

         WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1.       EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of President of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo. The Employee shall also serve as an officer of Zygo and in such capacity shall report directly to Zygo's President and Chief Executive Officer.

         2.       TERM.

         The initial term of employment under this Agreement shall begin on May 5, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

         3.       COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $200,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         4.       AUTOMOBILE.

         The Company shall during the term of Employee's employment hereunder, provide Employee with a monthly allowance for an automobile in the amount of $900 per month in lieu of any expense reimbursement for Company use of an automobile.

         5.       EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

         6.       INSURANCE AND OTHER BENEFITS.

                  (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto (including any profit sharing, health insurance, dental coverage, accident, death and short and long-term disability insurance in accordance with the terms of such plans), all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 6(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

                  (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

         7.       DUTIES.

                  (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

                  (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to
(1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and
(4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

         8.       TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                           (i) upon the determination by the President, Chief
                  Executive Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                           (ii) immediately upon determination by the Board of
                  Directors of the Company or Zygo that justifiable cause exists for such termination; or

                           (iii) upon the "disability" of Employee (as
                  hereinafter defined pursuant to subsection (c) herein).

                  (b) Employee's employment shall terminate upon the death of the Employee.

                  (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 10, 11 or 12 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 5 hereof as has been accrued through the date of his termination of employment.

                  (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 5 hereof as has been accrued through the date of his death.

                  (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 8(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in
Section 6 hereof, provided that payments made to Employee pursuant to this
Section 8(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

                  (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the

Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending ONE (1) YEAR after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 8(e)).

                  (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a ONE (1) YEAR period For purposes of this
Section 8, "Good Reason" shall mean (i) an assignment of duties and functions inconsistent with the Executive's title and duties as reasonably prescribed by the Board of the Company from time to time or (ii) a breach of this Agreement by the Company or Zygo not cured within 30 days.

         9.       REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

                  (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

                  (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

         10.      NON-COMPETITION.

                  (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 8(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one
(1) year from date of the termination of the benefits conferred upon the Employee pursuant to Section 8(h)(ii) or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

                  (b) If any portion of the restrictions set forth in this
Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 10 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

                  (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         11.      INVENTIONS AND DISCOVERIES.

                  (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

                  (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

         12.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 12(a), directly or indirectly, by Employee.

                  (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

                  (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

         13.      RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         14.      AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         15.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

         16.      CONSENT TO JURISDICTION.

                  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

         17.      SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         18.      NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         19.      WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         20.      ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

         21.      SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 8, 9(a), 10, 11, 12(a), 13, 15 and 16 hereof.

         22.      NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 22, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 6(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

         23.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         24.      FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         25.      HEADINGS.

         The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         ZYGO TERAOPTIX, INC.

                                         By:____________________________________
                                         Name:
                                         Title:

                                         EMPLOYEE

                                         _______________________________________
                                               John Berg

                                    EXHIBIT A

                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

         AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and John Berg (the "Employee")

                              W I T N E S S E T H:

         In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         ZYGO TERAOPTICS, INC.

                                         By:____________________________________
                                         Name:
                                         Title:

                                         EMPLOYEE

                                         _______________________________________
                                               John Berg

                                    EXHIBIT 1

None.

                                  SCHEDULE 6(A)

HEALTH INSURANCE
-        2 HMO choices--Fallon and Blue Cross Blue Shield
-        PPO/HMO plan--Blue Choice
-        Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%


DENTAL INSURANCE
-        Delta Dental of Massachusetts
-        Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate

LIFE, STD & LTD INSURANCE
-        Hartford Insurance
-        Firefly pays 100% premiums for 1x salary on Life Insurance up to
         $200,000
-        LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks

HOLIDAY, VACATION & SICK TIME
- Salaried employees are entitled to 15 vacation days per year, accrued weekly
- Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-        9 holidays per year

401K PLAN
-        Administered through ADP/State Street
-        Company matching not available

                                                             Exhibit 10.01(e)(2)

                              EMPLOYMENT AGREEMENT


         AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and Patrick Tan, residing at 3 Wilson St., Wellesley, MA 02482 ("Employee").


                              W I T N E S S E T H:



         WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

         WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

         WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 10 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

         WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Vice President, Business Operations of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo. The Employee shall also serve as an officer of Zygo.

         2. TERM.

         The initial term of employment under this Agreement shall begin on May 5, 2000 (the "Employment Date") and shall continue for a period of three
(3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

         3. COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $175,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         4. AUTOMOBILE.

         The Company shall during the term of Employee's employment hereunder, provide Employee with a monthly allowance for an automobile in the amount of $900 per month in lieu of any expense reimbursement for Company use of an automobile.

         5. EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

         6. INSURANCE AND OTHER BENEFITS.

                  (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto (including any profit sharing, health insurance, dental coverage, accident, death and short and long-term disability insurance in accordance with the terms of such plans), all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 6(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

                  (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

         7. DUTIES.

                  (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

                  (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to
(1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and
(4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

         8. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                           (i) upon the determination by the President, Chief
                  Executive Officer or Chief Operating Officer of Zygo or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                           (ii) immediately upon determination by the Board of
                  Directors of the Company or Zygo that justifiable cause exists for such termination; or

                           (iii) upon the "disability" of Employee (as
                  hereinafter defined pursuant to subsection (c) herein).

                  (b) Employee's employment shall terminate upon the death of the Employee.

                  (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 10, 11 or 12 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 5 hereof as has been accrued through the date of his termination of employment.

                  (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 5 hereof as has been accrued through the date of his death.

                  (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 8(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in
Section 6 hereof, provided that payments made to Employee pursuant to this
Section 8(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

                  (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the

Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending ONE (1) YEAR after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 8(e)).

                  (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a ONE (1) YEAR period. For purposes of this
Section 8, "Good Reason" shall mean (i) an assignment of duties and functions inconsistent with the Executive's title and duties as reasonably prescribed by the Board of the Company from time to time or (ii) a breach of this Agreement by the Company or Zygo not cured within 30 days.

         9. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

                  (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

                  (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

         10. NON-COMPETITION.

                  (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 8(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to Section 8(h)(ii) or (ii) three
(3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

                  (b) If any portion of the restrictions set forth in this
Section 10 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 10 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

                  (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         11. INVENTIONS AND DISCOVERIES.

                  (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

                  (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

         12. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this Section 12(a), directly or indirectly, by Employee.

                  (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

                  (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

         13. RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         14. AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         15. GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

         16. CONSENT TO JURISDICTION.

                  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

         17. SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         18. NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         19. WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         20. ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

         21. SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 8, 9(a), 10, 11, 12(a), 13, 15 and 16 hereof.

         22. NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 22, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 6(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

         23. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         24. FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         25. HEADINGS.

         The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ZYGO TERAOPTIX, INC.


                                        By:_________________________________
                                           Name:
                                           Title:


                                        EMPLOYEE


                                        ------------------------------------
                                              Patrick Tan

                                    EXHIBIT A


                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT


         AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and Patrick Tan (the "Employee")


                              W I T N E S S E T H:

         In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                              ZYGO TERAOPTICS, INC.



                                              By:______________________________
                                                 Name:
                                                 Title:


                                              EMPLOYEE



                                              ---------------------------------
                                                    Patrick Tan

                                    EXHIBIT 1

None.

                                  SCHEDULE 6(a)



HEALTH INSURANCE
-        2 HMO choices--Fallon and Blue Cross Blue Shield
-        PPO/HMO plan--Blue Choice
-        Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%


DENTAL INSURANCE
-        Delta Dental of Massachusetts
-        Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate


LIFE, STD & LTD INSURANCE
-        Hartford Insurance
-        Firefly pays 100% premiums for 1x salary on Life Insurance up to
         $200,000
-        LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks


HOLIDAY, VACATION & SICK TIME
- Salaried employees are entitled to 15 vacation days per year, accrued weekly
- Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-        9 holidays per year


401K PLAN
-        Administered through ADP/State Street
-        Company matching not available

                                                             EXHIBIT 10.01(e)(3)


                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and Michael Harrington, residing at 20 Caughy St., Apt. A, Waltham, MA 02154 ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

     WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

     WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

     WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

     WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT.

     The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Director, Information Systems and Infrastructure of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo.

     2. TERM.

     The initial term of employment under this Agreement shall begin on May
    , 2000 (the "Employment Date") and shall continue for a period of three (3)
----
years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

     3. COMPENSATION.

     As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $95,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

     4. EXPENSES.

     The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

     5. INSURANCE AND OTHER BENEFITS.

         (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto, all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 5(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

         (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

     6. DUTIES.

         (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

         (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and (4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

     7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

         (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

               (i) upon the determination by the President, Chief Executive Officer or Chief Operating Officer of Zygo, the President of the Company or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

               (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination; or

               (iii) upon the "disability" of Employee (as hereinafter defined pursuant to subsection (c) herein).

         (b) Employee's employment shall terminate upon the death of the Employee.

         (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

         (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

         (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

         (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and
(ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

         (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending SIX (6) MONTHS after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 7(e)).

         (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a SIX (6) MONTH period. For purposes of this
Section 7, "Good Reason" shall mean a breach of this Agreement by the Company or Zygo not cured within 30 days.

     8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

         (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

         (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

     9. NON-COMPETITION.

         (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to section 7(h)(ii) or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

         (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     10. INVENTIONS AND DISCOVERIES.

         (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

         (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

     11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

         (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

         (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

     12. RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     13. AMENDMENT OR ALTERATION.

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     14. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

     15. CONSENT TO JURISDICTION.

         Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut.

     16. SEVERABILITY.

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     17. NOTICES.

     Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     18. WAIVER OR BREACH.

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     19. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

     20. SURVIVAL.

     The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11(a), 12, 14 and 15 hereof.

     21. NON-ASSIGNABILITY.

     This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

     22. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. FURTHER ASSURANCES.

     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     24. HEADINGS.

     The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               ZYGO TERAOPTIX, INC.

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                               EMPLOYEE


                                  ---------------------------------------------
                                  Michael Harrington

                                    EXHIBIT A

                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and Michael Harrington (the "Employee")

                              W I T N E S S E T H:

     In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                               ZYGO TERAOPTICS, INC.

                               By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                               EMPLOYEE


                               ------------------------------------------------
                                  Michael Harrington

                                    EXHIBIT 1

     None.

                                  SCHEDULE 5(a)

HEALTH INSURANCE

-    2 HMO choices--Fallon and Blue Cross Blue Shield
-    PPO/HMO plan--Blue Choice
-    Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%

DENTAL INSURANCE

-    Delta Dental of Massachusetts
-    Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate

LIFE, STD & LTD INSURANCE

-    Hartford Insurance
-    Firefly pays 100% premiums for 1x salary on Life Insurance up to $200,000
-    LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks

HOLIDAY, VACATION & SICK TIME

- Salaried employees are entitled to 15 vacation days per year, accrued weekly
-    Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-    9 holidays per year

401K PLAN

-    Administered through ADP/State Street
-    Company matching not available

                                                             Exhibit 10.01(e)(4)

                              EMPLOYMENT AGREEMENT

         AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and David Kent, residing at 38 Pond St., Framingham, MA 01701 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

         WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

         WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

         WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1.       EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Director, Systems Engineering of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo.

         2.       TERM.

         The initial term of employment under this Agreement shall begin on May 5, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

         3.       COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $95,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         4.       EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

         5.       INSURANCE AND OTHER BENEFITS.

                  (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto, all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 5(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

                  (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

         6.       DUTIES.

                  (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

                  (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to
(1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and
(4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

         7.       TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                           (i) upon the determination by the President, Chief
                  Executive Officer or Chief Operating Officer of Zygo, the President of the Company or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                           (ii) immediately upon determination by the Board of
                  Directors of the Company or Zygo that justifiable cause exists for such termination; or

                           (iii) upon the "disability" of Employee (as
                  hereinafter defined pursuant to subsection (c) herein).

                  (b) Employee's employment shall terminate upon the death of the Employee.

                  (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

                  (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

                  (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in
Section 5 hereof, provided that payments made to Employee pursuant to this
Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

                  (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending SIX (6) MONTHS after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 7(e)).

                  (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a SIX (6) MONTH period. For purposes of this
Section 7, "Good Reason" shall mean a breach of this Agreement by the Company or Zygo not cured within 30 days.

         8.       REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

                  (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

                  (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

         9.       NON-COMPETITION.

                  (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to section 7(h)(ii)or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

                  (b) If any portion of the restrictions set forth in this
Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

                  (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         10.      INVENTIONS AND DISCOVERIES.

                  (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

                  (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this

Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

         11.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

                  (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

                  (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

         12.      RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         13.      AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         14.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

         15.      CONSENT TO JURISDICTION.

                  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

         16.      SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         17.      NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         18.      WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         19.      ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

         20.      SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11(a), 12, 14 and 15 hereof.

         21.      NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

         22.      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         23.      FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         24.      HEADINGS.

         The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         ZYGO TERAOPTIX, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         EMPLOYEE

                                         _______________________________________
                                            David Kent

                                    EXHIBIT A

                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

         AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and David Kent (the "Employee")

                              W I T N E S S E T H:

         In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         ZYGO TERAOPTICS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         EMPLOYEE


                                         _______________________________________
                                            David Kent

                                    EXHIBIT 1

None.

                                  SCHEDULE 5(a)

HEALTH INSURANCE
-        2 HMO choices--Fallon and Blue Cross Blue Shield
-        PPO/HMO plan--Blue Choice
-        Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%


DENTAL INSURANCE
-        Delta Dental of Massachusetts
-        Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate


LIFE, STD & LTD INSURANCE
-        Hartford Insurance
-        Firefly pays 100% premiums for 1x salary on Life Insurance up to
         $200,000
-        LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks


HOLIDAY, VACATION & SICK TIME
- Salaried employees are entitled to 15 vacation days per year, accrued weekly
- Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-        9 holidays per year


401K PLAN
-        Administered through ADP/State Street
-        Company matching not available

                                                            Exhibit 10.01 (e)(5)

                              EMPLOYMENT AGREEMENT


         AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and David Kindler, residing at 78 Elsinore St., Concord, MA 01742 ("Employee").


                              W I T N E S S E T H:



         WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

         WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

         WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

         WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Director, Mechanical Engineering of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo.

         2. TERM.

         The initial term of employment under this Agreement shall begin on May 5, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

         3. COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $115,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         4. EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

         5. INSURANCE AND OTHER BENEFITS.

                  (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto, all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 5(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

                  (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

         6. DUTIES.

                  (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

                  (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to
(1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and
(4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

         7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

                  (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                           (i) upon the determination by the President, Chief
                  Executive Officer or Chief Operating Officer of Zygo, the President of the Company or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                           (ii) immediately upon determination by the Board of
                  Directors of the Company or Zygo that justifiable cause exists for such termination; or

                           (iii) upon the "disability" of Employee (as
                  hereinafter defined pursuant to subsection (c) herein).

                  (b) Employee's employment shall terminate upon the death of the Employee.

                  (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

                  (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

                  (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

                  (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in
Section 5 hereof, provided that payments made to Employee pursuant to this
Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

                  (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending SIX (6) MONTHS after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 7(e)).

                  (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a SIX (6) MONTH period. For purposes of this
Section 7, "Good Reason" shall mean a breach of this Agreement by the Company or Zygo not cured within 30 days.

         8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

                  (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

                  (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

         9. NON-COMPETITION.

                  (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to section 7(h)(ii) or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

                  (b) If any portion of the restrictions set forth in this
Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

                  (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         10. INVENTIONS AND DISCOVERIES.

                  (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

                  (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this

Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

         11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

                  (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

                  (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

         12. RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         13. AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         14. GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

         15. CONSENT TO JURISDICTION.

                  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

         16. SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         17. NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         18. WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         19. ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

         20. SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11(a), 12, 14 and 15 hereof.

         21. NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

         22. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         23. FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         24. HEADINGS.

         The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        ZYGO TERAOPTIX, INC.


                                        By:_________________________________
                                           Name:
                                           Title:


                                        EMPLOYEE


                                        ------------------------------------
                                              David Kindler

                                    EXHIBIT A


                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT


         AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and David Kindler (the "Employee")


                              W I T N E S S E T H:

         In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        ZYGO TERAOPTICS, INC.



                                        By:_________________________________
                                           Name:
                                           Title:


                                        EMPLOYEE



                                        ------------------------------------
                                              David Kindler

                                    EXHIBIT 1

None.

                                  SCHEDULE 5(a)



HEALTH INSURANCE

-        2 HMO choices--Fallon and Blue Cross Blue Shield
-        PPO/HMO plan--Blue Choice
-        Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%


DENTAL INSURANCE
-        Delta Dental of Massachusetts
-        Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate


LIFE, STD & LTD INSURANCE
-        Hartford Insurance
-        Firefly pays 100% premiums for 1x salary on Life Insurance up to
         $200,000
-        LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks


HOLIDAY, VACATION & SICK TIME
- Salaried employees are entitled to 15 vacation days per year, accrued weekly
- Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-        9 holidays per year


401K PLAN
-        Administered through ADP/State Street
-        Company matching not available

                                                             Exhibit 10.01(e)(6)


                              EMPLOYMENT AGREEMENT

         AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and Phillip Malyak, residing at 40 Culloden Dr., Canton, MA 02021 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

         WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

         WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

         WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

         WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

         1.   EMPLOYMENT.

         The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Director, Optics of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo.

         2.   TERM.

         The initial term of employment under this Agreement shall begin on May ____, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

         3.   COMPENSATION.

         As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $100,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

         4.   EXPENSES.

         The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

         5.   INSURANCE AND OTHER BENEFITS.

              (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto, all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 5(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

              (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

         6.   DUTIES.

              (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

              (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and (4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

         7.   TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

              (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

                   (i) upon the determination by the President, Chief Executive Officer or Chief Operating Officer of Zygo, the President of the Company or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

                   (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination; or

                   (iii) upon the "disability" of Employee (as hereinafter defined pursuant to subsection (c) herein).

              (b) Employee's employment shall terminate upon the death of the Employee.

              (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

              (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

              (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

              (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in
Section 5 hereof, provided that payments made to Employee pursuant to this
Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and (ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

              (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending SIX (6) MONTHS after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 7(e)).

              (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a SIX (6) MONTH period. For purposes of this
Section 7, "Good Reason" shall mean a breach of this Agreement by the Company or Zygo not cured within 30 days.

         8.   REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

              (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

              (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

         9.   NON-COMPETITION.

              (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to section 7(h)(ii) or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

              (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

              (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

              (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

         10.  INVENTIONS AND DISCOVERIES.

              (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

              (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this

Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

         11.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

              (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

              (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

              (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

         12.  RIGHT TO INJUNCTION.

         Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

         13.  AMENDMENT OR ALTERATION.

         No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

         14.  GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

         15.  CONSENT TO JURISDICTION.

         Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

         16.  SEVERABILITY.

         The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         17.  NOTICES.

         Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

         18.  WAIVER OR BREACH.

         It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         19.  ENTIRE AGREEMENT AND BINDING EFFECT.

         This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

         20.  SURVIVAL.

         The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11(a), 12, 14 and 15 hereof.

         21.  NON-ASSIGNABILITY.

         This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

         22.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         23.  FURTHER ASSURANCES.

         The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         24.  HEADINGS.

         The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  ZYGO TERAOPTIX, INC.

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  EMPLOYEE



                                  ------------------------------------
                                        Phillip Malyak

                                    EXHIBIT A

                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

         AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and Phillip Malyak (the "Employee")

                              W I T N E S S E T H:

         In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May 5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                  ZYGO TERAOPTIX, INC.

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                  EMPLOYEE



                                  ------------------------------------
                                        Phillip Malyak

                                    EXHIBIT 1

None.

                                  SCHEDULE 5(a)

HEALTH INSURANCE
----------------
-        2 HMO choices--Fallon and Blue Cross Blue Shield
-        PPO/HMO plan--Blue Choice
-        Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%

DENTAL INSURANCE
----------------
-        Delta Dental of Massachusetts
-        Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate

LIFE, STD & LTD INSURANCE
-------------------------
-        Hartford Insurance
-        Firefly pays 100% premiums for 1x salary on Life Insurance up to
         $200,000
-        LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks

HOLIDAY, VACATION & SICK TIME
-----------------------------
- Salaried employees are entitled to 15 vacation days per year, accrued weekly
- Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-        9 holidays per year

401K PLAN
---------
-        Administered through ADP/State Street
-        Company matching not available

                                                             EXHIBIT 10.01(e)(7)

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of May 5, 2000, between Zygo TeraOptix, Inc. a Delaware corporation with an office at 100 Kuniholm Drive, Holliston, MA 01746 (the "Company") as the Surviving Corporation to the Merger (defined below), and John Ritter, residing at 44 Pequot Rd., Wayland, MA 01778 ("Employee").

                              W I T N E S S E T H:

     WHEREAS, Zygo Corp., a Delaware corporation ("Zygo") and Zygo TeraOptix, Inc., a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 5, 2000, with Firefly Technologies, Inc., ("Firefly") and all the holders of capital stock of Firefly (each, a "Shareholder" and collectively, the "Shareholders"), pursuant to which a merger of Sub into Firefly shall form the Company and all the outstanding capital stock of Firefly shall be exchanged for Zygo common stock and each issued and outstanding share of the capital stock of Sub shall be converted into and become one share of common stock of the Company (the "Merger"); and

     WHEREAS, prior to the consummation of the Merger Agreement, the Shareholder was an employee and a principal shareholder of Firefly and, as such, possesses confidential and proprietary information regarding Firefly; and

     WHEREAS, as a principal stockholder of the Firefly, Employee will receive a significant number of shares of Zygo common stock upon the consummation of the Merger; and

     WHEREAS, the execution and delivery of this Agreement, including without limitation the provisions of Section 9 hereof, is a condition of Zygo's consummation of the Merger and of Employee's agreement to sell his shares of common stock of Firefly to Zygo, all pursuant to the Merger Agreement; and

     WHEREAS, the Company desires that Employee be employed by the Company, and Employee desires to be so employed by the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT.

     The Company hereby employs Employee and Employee hereby accepts such employment, subject to the terms and conditions herein set forth. Employee shall hold the position of Director, Waifer Fab of the Company, a business unit initially being operated in the form of a subsidiary of Zygo. The Employee shall have such management, supervisory and operational functions and other powers and such other powers, functions and duties consistent with the Executive's title and duties as may from time to time reasonably be prescribed by the Board of the Company or Zygo.

     2. TERM.

     The initial term of employment under this Agreement shall begin on May 5, 2000 (the "Employment Date") and shall continue for a period of three (3) years from that date, subject to prior termination in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed for successive one year terms unless either party shall give the other sixty (60) days' prior written notice of its or his intent not to renew this Agreement. The initial term together with all such additional one-year period(s) of employment, if any, are collectively referred to herein as the "term" of this Agreement.

     3. COMPENSATION.

     As compensation for the employment services to be rendered by Employee hereunder, the Company agrees to pay, or cause to be paid, to Employee, and Employee agrees to accept, an annual salary of $130,000 or such higher amount as the President of Zygo may determine from time to time, subject to such payroll deductions as are required by law and deductions for applicable employee contributions to the normal benefit programs of the Company. The annual salary provided for hereunder shall be payable in equal installments commencing at the Employment Date, in accordance with the Company's practice. In addition, to the extent determined appropriate by the President of Zygo, Employee shall be entitled to additional incentive compensation from time to time. Such compensation will be based on the Company's overall performance and will be awarded at the sole discretion of the President of Zygo with the approval of the Board of Directors of the Company or Zygo.

     4. EXPENSES.

     The Company shall pay or reimburse Employee, upon presentment of suitable vouchers, for all reasonable out-of-pocket business and travel expenses which may be incurred or paid by Employee in connection with his employment hereunder. Employee shall comply with restrictions and shall keep records in compliance with the Company's policy and procedure related to travel and entertainment expenses.

     5. INSURANCE AND OTHER BENEFITS.

         (a) Employee shall be entitled to such vacations and to participate in and receive any other benefits currently provided by Firefly Technologies, Inc. or any successors thereto, all as determined from time to time by the Chief Executive Officer of Zygo or the Board of Directors of the Company or Zygo or appropriate committee thereof; provided that the health and welfare benefits in the aggregate, provided to Employee, are at least substantially comparable to the benefits provided by the Company to Employee prior to the date hereof, all of which benefits Employee represents are set forth in SCHEDULE 5(a) attached hereto. Unused annual vacations may be carried over to the extent permitted by Company policy.

         (b) Employee acknowledges and agrees that notwithstanding anything to the contrary contained in any health or welfare benefit plan maintained by Zygo, except as may be otherwise agreed to by Employee and Zygo, Employee shall not be entitled to participate in any of Zygo's employee benefit plans by virtue of his being employed by the Company or by Zygo (if and when applicable).

     6. DUTIES.

         (a) Employee shall perform such duties and functions consistent with the Employee's position as designated in Section 1 hereof, as the President or Chief Executive Officer of Zygo and the Board of Directors of the Company or Zygo shall from time to time determine and Employee shall comply in the performance of his duties with the policies of, and be subject to, the direction of such officers and such Boards of Directors.

         (b) Employee agrees to devote his entire working time, attention and energies, excluding any periods of vacation, paid holiday, and sick and personal leave to which the Employee is entitled, to the performance of the business of the Company and of any of its subsidiaries or affiliates by which he may be employed; and Employee shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which, even if non-interfering, may be inimical, or contrary, to the best interests of the Company, except those duties or pursuits specifically authorized by the Board of Directors of the Company or Zygo. During the term of the Employee's employment, it shall not be a violation of this Agreement for the Employee to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures or fulfill speaking engagements, (3) manage personal investments and (4) serve as an officer of one or more affiliates of the Company, so long as such activities do not reasonably interfere with the Performance of the Employee's responsibilities as an employee of the Company in accordance to this Agreement.

     7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

         (a) Employee's employment hereunder may be terminated at any time upon written notice from the Company to Employee,

               (i) upon the determination by the President, Chief Executive Officer or Chief Operating Officer of Zygo, the President of the Company or the Board of Directors of the Company or Zygo that Employee's performance of his duties has not been fully satisfactory for any reason which would not constitute justifiable cause (as hereinafter defined) upon five (5) days' prior written notice to Employee; or

               (ii) immediately upon determination by the Board of Directors of the Company or Zygo that justifiable cause exists for such termination; or

               (iii) upon the "disability" of Employee (as hereinafter defined pursuant to subsection (c) herein).

         (b) Employee's employment shall terminate upon the death of the Employee.

         (c) For the purposes of this Agreement, the term "disability" shall mean the inability of Employee, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of three (3) consecutive months or for a total of four (4) months (whether or not consecutive) in any twelve (12) month period during the term of this Agreement.

         (d) For the purposes hereof, the term "justifiable cause" shall mean and be limited to: any repeated failure or refusal by Employee to perform, or willful neglect by Employee of, any of his duties pursuant to this Agreement; Employee's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company, Zygo or any of their respective subsidiaries or affiliates or which constitutes a felony in the jurisdiction involved; Employee's performance of any act or his failure to act, for which if he were prosecuted and convicted, a crime or offense involving money or property of the Company, Zygo or any of their respective subsidiaries or affiliates, or which constitutes a felony in the jurisdiction involved, would have occurred; any disclosure by Employee to any person, firm or corporation other than the Company, Zygo, any of their respective subsidiaries or affiliates and its and their directors, officers, employees, authorized agents, consultants and representatives of any confidential information or trade secret of the Company, Zygo or any of their respective subsidiaries or affiliates or any other breach by Employee of any of the provisions of Section 9, 10 or 11 hereof; any attempt by Employee to secure any personal profit in connection with the business of the Company, Zygo or any of their respective subsidiaries or affiliates; or the engaging by Employee in any business or activities other than the business of the Company, Zygo and their respective subsidiaries or affiliates which interferes with the performance of his duties hereunder after written notice and a reasonable opportunity to cure. Upon termination of Employee's employment by the Company for justifiable cause, this Agreement shall terminate immediately and Employee shall not be entitled to any amounts or benefits hereunder other than such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his termination of employment.

         (e) If Employee shall die during the term of his employment hereunder, this Agreement shall terminate immediately. In such event, the estate of Employee shall thereupon be entitled to receive such portion of Employee's annual salary and reimbursement of expenses pursuant to Section 4 hereof as has been accrued through the date of his death.

         (f) Upon Employee's "disability," the Company shall have the right to terminate Employee's employment. Notwithstanding any inability to perform his duties, Employee shall be entitled to receive his compensation as provided herein until the termination of his employment for disability. Any termination pursuant to this subsection (f) shall be effective on the date thirty (30) days after which Employee shall have received written notice of the Company's election to terminate. Notwithstanding anything to the contrary contained herein, during any period that Employee fails to perform his duties hereunder as a result of his disability (but prior to receiving the notice of termination specified in this Section 7(f), (i) Employee shall continue to receive his full salary at the rate then in effect and all benefits provided in Section 5 hereof, provided that payments made to Employee pursuant to this Section 7(f) shall be reduced by the sum of the amounts, if any, payable to Employee under any disability benefit plan or program of, or provided by, the Company or Zygo, and
(ii) the Company shall have the right to hire any other individual or individuals to perform such duties and functions as the Company shall desire, including those duties heretofore performed by Employee.

         (g) Notwithstanding any provision to the contrary contained herein, in the event that Employee's employment is terminated by the Company at any time for any reason other than justifiable cause, disability or death, the parties hereto agree that damages to Employee shall be difficult to ascertain in any such event, but in order to limit the liability of the Company and Zygo in any such event, Employee shall be entitled to receive as liquidated damages and not as a penalty, and the Company shall pay to Employee, Employee's salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination for a period ending SIX (6) MONTHS after the date of termination which amount shall be in lieu of any and all other payments due and owing to Employee under the terms of this Agreement (other than payments contemplated by Section 7(e)).

         (h) If the Employee terminates the Agreement for Good Reason (as defined below) then, (i) the unvested portion of the stock options to purchase shares of the Company's stock, provided for in this Agreement, shall automatically be deemed vested and exercisable and (ii) the Company shall continue the Employee's salary for a SIX (6) MONTH period. For purposes of this
Section 7, "Good Reason" shall mean a breach of this Agreement by the Company or Zygo not cured within 30 days.

     8. REPRESENTATIONS AND AGREEMENTS OF EMPLOYEE.

         (a) Employee represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder, except for the existing employment agreement between Employee and the Firefly, which existing agreement is superseded in its entirety by this Agreement. Employee further represents and warrants that he is in full compliance with all existing agreements between himself and Firefly, the Company or Zygo.

         (b) Employee agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Employees' inclusion in any insurance or fringe benefit plan or program as the Company shall determine from time to time to obtain, or in connection with, in the Company's sole discretion, the Company's or Zygo's obtaining life insurance for its benefit on the life of Employee.

     9. NON-COMPETITION.

         (a) Employee agrees that during his employment by the Company (which shall be deemed to include the period in which Employee is receiving any severance payments set forth in Section 7(g) hereto) and for a period of three
(3) years from the termination or expiration of Employee's employment with the Company (or Zygo as the case may be) (the "Non-Competitive Period"), Employee shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the research, development, testing, design, manufacture, sale, lease, marketing, utilization or exploitation of any products or services which are designed for the same purpose as, are similar to, or are otherwise competitive with, products or services of the Company, Zygo or any of their respective subsidiaries or affiliates which are being sold or provided or reasonably proposed to be provided at the time of termination or expiration of Employee's employment, in any geographic area where, at the time of the termination or expiration of his employment hereunder, the business of the Company, Zygo or any of their respective subsidiaries or affiliates was being conducted or was proposed to be conducted in any manner whatsoever; PROVIDED, HOWEVER, that in the event Employee is terminated by the Company without justifiable cause or for Good Reason, the Non-Competitive Period shall be reduced to the later of (i) one (1) year from date of the termination of the benefits conferred upon the Employee pursuant to section 7(h)(ii) or (ii) three (3) years from the date of the Effective Time of the Merger; PROVIDED FURTHER, that Employee may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, Employee shall not, directly or indirectly, during the Non-Competitive Period, request or cause contracting parties, suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with, or entice from the Company, Zygo or any of their respective subsidiaries or affiliates, or otherwise hire, any employee (or former employee) of the Company, Zygo or any of their respective subsidiaries or affiliates.

         (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

         (c) Employee acknowledges that the Company and/or Zygo conducts business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company, Zygo and their respective subsidiaries. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

         (d) The existence of any claim or cause of action by Employee against the Company, Zygo or any of their respective subsidiaries or affiliates shall not constitute a defense to the enforcement by the Company, Zygo or any such subsidiary or affiliate of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     10. INVENTIONS AND DISCOVERIES.

         (a) Employee shall promptly and fully disclose to Zygo, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of Zygo) during the period of his employment with the Company, Zygo or any of their respective subsidiaries or affiliates, solely or jointly with others, in all instances in or relating to any activities of the Company, Zygo or their respective subsidiaries or affiliates (collectively the "Subject Matter").

         (b) Employee hereby assigns and transfers, and agrees to assign and transfer, to Zygo, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to Zygo any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to Zygo. Employee shall assist Zygo in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter (provided that if such testimony occurs after termination of this

Agreement, Employee shall be reasonably compensated for his time and reimbursed for any out-of-pocket expense).

     11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) Employee shall not, during the term of this Agreement or at any time following termination or expiration of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in or consistent with the regular course of his duties or required by law (in which case Employee shall give Zygo prior written notice of such disclosure required by law) or with the prior written consent of the President of Zygo), to any person, firm or corporation, any confidential information, whether or not acquired by Employee during the course of, or as an incident to, his employment by the Company (including prior to the Merger) or Zygo, relating to the Company, Zygo or any of their respective subsidiaries or affiliates, the directors of the Company, Zygo or any of their respective subsidiaries or affiliates, any client of the Company, Zygo or any of their respective subsidiaries or affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and others, marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which thereafter becomes publicly available other than pursuant to a breach of this
Section 11(a), directly or indirectly, by Employee.

         (b) All information and documents relating to the Company, Zygo and their respective subsidiaries or affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company or Zygo, as the case may be, and Employee shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of Employee's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Employee's possession or control shall be returned and left with the Company.

         (c) Employee will execute the form of "Zygo TeraOptix, Inc. Non-Disclosure and Non-Solicitation Agreement" in the form of EXHIBIT A hereto, all the terms and provisions of which are incorporated herein as if fully set forth herein.

     12. RIGHT TO INJUNCTION.

     Employee recognizes that the services to be rendered by him hereunder are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of this Agreement by Employee, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. Employee agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to perform his agreements, representations and warranties herein contained. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     13. AMENDMENT OR ALTERATION.

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties hereto.

     14. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Connecticut, applicable to agreements made and to be performed therein.

     15. CONSENT TO JURISDICTION.

     Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Connecticut, including the jurisdiction of the United States District Courts therein, and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that he or it is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Employee agrees that all actions and proceedings to be instituted hereunder by Employee or his successors or assigns arising out of or related to this Agreement or the transactions contemplated hereby shall be commenced only in the courts having a situs in Connecticut..

     16. SEVERABILITY.

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     17. NOTICES.

     Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     18. WAIVER OR BREACH.

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     19. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement, together with the Merger Agreement and all agreements and exhibits referred to herein and therein, contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, all prior agreements between Employee and Firefly relating to the confidentiality of information, trade secrets and patents shall not be affected by this Agreement.

     20. SURVIVAL.

     The termination of Employee's employment hereunder shall not affect the enforceability of Sections 7, 8(a), 9, 10, 11(a), 12, 14 and 15 hereof.

     21. NON-ASSIGNABILITY.

     This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, and the obligations to be performed by the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo pursuant to this Section 21, all references in this Agreement to "Company" shall refer to Zygo except that the references thereto contained in Section 5(a) hereof shall refer to Zygo TeraOptix, Inc., a business unit of Zygo.

     22. COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     23. FURTHER ASSURANCES.

     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     24. HEADINGS.

     The Section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 ZYGO TERAOPTIX, INC.

                                 By:
                                    -------------------------------------------
                                  Name:
                                  Title:


                                 EMPLOYEE


                                 ----------------------------------------------
                                  John Ritter

                                    EXHIBIT A

                              ZYGO TERAOPTIX, INC.
                  NON-DISCLOSURE AND NON-SOLICITATION AGREEMENT

     AGREEMENT, dated as of May 5, 2000, by and between Zygo TeraOptix, Inc., a Delaware corporation (the "Company"), and John Ritter (the "Employee")

                              W I T N E S S E T H:
                              - - - - - - - - - -

     In consideration of the Company's employment of the Employee and in consideration of the covenants contained herein, the parties hereby agree as follows:

1. The Employee agrees that he/she will not directly or indirectly disclose or use at any time any knowledge, information or material relating to any, business, customer, machine, design, apparatus or system of the Company, Zygo Corporation, a Delaware corporation and the owner of all the outstanding capital stock of the Company ("Zygo"), or any of their respective subsidiaries or affiliates, or any of the methods of conducting any part of their respective business or the like which may become known to the Employee by reason of his/her employment or otherwise except as may be reasonably necessary to the performance of his/her assigned duties as an employee of the Company.

2. The Employee agrees to promptly and completely disclose in writing to such person as the Company may designate all ideas, developments, inventions and improvements heretofore or hereafter made, developed, perfected, devised, conceived or acquired by the Employee either solely or jointly with others during the Employee's employment by the Company and within ninety (90) days after any termination thereof, whether or not during regular working hours, relating in any way to the actual or anticipated business, research, developments or products of the Company; and if so requested by the Company, to assign, transfer and convey to the Company all right, title and interest in and to all such ideas, developments, inventions and improvements.

3. The Employee agrees, at the request and expense of the Company, to make, execute and deliver any and all papers, documents and instruments, including applications for patents in any and all countries and reissues and extensions thereof, and to assist and cooperate (without expense to the Employee) with the Company or its representative in any controversy or legal proceedings relating to said ideas, developments, inventions and improvements, and the patents which may be procured thereon.

4. The Company does not assume any responsibility for the prosecution or defense of any application for patents in any countries arising from ideas, developments, inventions and improvements disclosed to the Company pursuant to this Agreement.

5. The Employee represents and warrants that he/she is free to enter into the employment arrangements and, if applicable, the employment agreement, to be entered into with the Company and to perform the duties required of the Employee in connection with his/her employment by the Company; and that, except as indicated on EXHIBIT 1 hereto, there are no employment agreements, confidentiality agreements, restrictive covenants or other agreements or restrictions binding on the Employee or to which the Employee is a party which limit, prohibit or prevent the full performance by the Employee of his/her employment duties and arrangements with the Company or which would preclude the Employee from disclosing or otherwise limit the Employee's right to disclose to the Company any ideas, inventions, discoveries or other information.

6. The Employee represents and warrants that he/she has not brought and agrees that he/she will not bring to the Company or use in the performance of his/her employment responsibilities at the Company any materials, documents, trade secrets or confidential information of a former employer or any other person which are of a confidential nature or which are not generally available to the public. The Employee agrees that he/she has not and will not disclose to the Company or seek to induce the Company to use any such confidential information, materials, documents or trade secrets.

7. The Employee agrees that during his/her employment by the Company and following the termination of such employment, the Employee will not, directly or indirectly, request or cause any suppliers or customers with whom the Company, Zygo or any of their respective subsidiaries or affiliates has a business relationship to cancel or terminate any such business relationship with the Company, Zygo or any of their respective subsidiaries or affiliates or solicit, interfere with or entice from the Company or Zygo, or otherwise hire, any employee or former employee of the Company or Zygo.

8. Neither this Agreement nor any benefits hereunder are assignable by the Employee, but the terms and provisions hereof shall inure to the benefit of the Company's successors and assigns.

9. This Agreement is not a contract of employment; it does not give the Employee any rights to any employment with the Company, and it in no way abridges, alters, amends or modifies any rights the Company may otherwise have to terminate its employment of the Employee.

10. This Agreement, together with the Employment Agreement, dated May 5, 2000 (the "Employment Agreement"), by and between the Employee and the Company and the Agreement and Plan of Merger, dated as of May5, 2000, by and among the Company, Zygo, Firefly Technologies, Inc., a Delaware corporation ("Firefly") and all the holders of capital stock of Firefly and all agreements and exhibits referred to therein, contains the entire understanding and agreement of the parties with respect to the matters herein contained, and no waiver or modification hereof shall be binding unless in writing and subscribed by the parties hereto.

11. If any paragraph, clause, or phrase of this Agreement shall, by any federal, state or other law or by any decision of any court, be declared or held illegal, void or unenforceable, the remaining portions of this Agreement shall continue to be valid and in full force and effect.

12. This Agreement is entered into in consideration of the personal qualities of Employee and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of the Company. It is expressly understood and agreed that this Agreement, and the rights accruing and obligations owed to the Company hereunder, may be assigned by the Company at any time without the consent of Employee to Zygo or any of the Company's successors or assigns. In the event that this Agreement is assigned by the Company to Zygo or any such successor or assign pursuant to this Section 12, all references in this Agreement to "Company" shall refer to Zygo or such successor or assign, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    ZYGO TERAOPTICS, INC.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    EMPLOYEE


                                    ------------------------------------
                                       John Ritter

                                    EXHIBIT 1

     None.

                                  SCHEDULE 5(a)

HEALTH INSURANCE

-    2 HMO choices--Fallon and Blue Cross Blue Shield
-    PPO/HMO plan--Blue Choice
-    Firefly pays for 100% single employee premiums
- Firefly pays for 75% of difference between single employee rate and family rate; employee pays remaining 25%

DENTAL INSURANCE

-    Delta Dental of Massachusetts
-    Firefly pays for 100% single employee premiums
- Firefly pays for 50% difference between single employee rate and family rate

LIFE, STD & LTD INSURANCE

-    Hartford Insurance
-    Firefly pays 100% premiums for 1x salary on Life Insurance up to $200,000
-    LTD coverage is for 67% of monthly income up to a maximum of $7,000
- STD coverage is for 60% of weekly up to a maximum of $1,000 per week for 11 weeks

HOLIDAY, VACATION & SICK TIME

- Salaried employees are entitled to 15 vacation days per year, accrued weekly
-    Hourly employees are entitled to 10 vacation days per year, accrued weekly
- Hourly employees are entitled to 5 sick days per year, accrued and tracked weekly
-    9 holidays per year

401K PLAN

-    Administered through ADP/State Street
-    Company matching not available

                                   Exhibit 10.02(d)
                 Opinion of Counsel for Firefly Technologies, Inc.

                                Exhibit 10.02(h)
                          Fairness Opinion of ING Barings